UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐ PreliminaryProxy Statement
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☒ DefinitiveProxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)

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Signet Jewelers Limited

(Registered in Bermuda, No. 42069)

Registered Office:

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Dear Shareholder	May 5, 2010

ANNUAL GENERAL MEETING (“Meeting”)

It is my pleasure to invite you to the 2010 Annual General Meeting of the Shareholders of Signet Jewelers Limited, which will be held on Thursday, June 17, 2010 at 11.00 a.m. EDT, at Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333, United States.

At the Meeting, you will be asked to elect two Directors who are retiring by rotation in accordance with the Bye-laws of the Company and to reappoint KPMG Audit Plc as our independent registered public accounting firm. Information regarding the matters to be voted upon at this year’s Meeting is contained in the Notice and Proxy Statement which are included in the following pages.

The Company’s audited financial statements for the fiscal year ended January 30, 2010 as approved by the Board will be presented at the Meeting.

This year we are taking advantage of the rules under the Securities Exchange Act of 1934 that allow companies to furnish proxy materials to shareholders electronically by the internet. You will receive a Notice regarding the availability of Proxy Materials (the “Notice”) by mail or email. You will not receive a printed copy of the proxy materials, unless you specifically request one or have previously requested one. The Notice instructs you how to access and review all of the important information contained in the Proxy Statement, as well as how to submit your Proxy electronically by the internet or, for US Shareholders, by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials. The instructions are included in the Notice. The Notice, form of proxy and form of direction include instructions on how you can access and review the Notice of Meeting and Proxy Statement on the Company’s website.

It is important that your shares are represented and voted at the Meeting, regardless of the size of your holdings. Your vote is important.

Sir Malcolm Williamson

Chairman

SIGNET JEWELERS LIMITED

Notice of Annual General Meeting

Notice is hereby given that the 2010 Annual General Meeting (“Meeting”) of the Shareholders of Signet Jewelers Limited (the “Company”) will be held at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333, United States on Thursday, June 17, 2010 at 11.00 a.m. EDT, to consider and, if thought fit, to conduct the following items of business:

1.	Proposal to re-elect Mr. Robert Blanchard and Mr. Terry Burman as Directors.

2.	Proposal to appoint KPMG Audit Plc as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

In addition we will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.

Each of the matters to be presented at the Meeting will be voted upon by poll.

The Company’s audited financial statements for the fiscal year ended January 30, 2010 as approved by our Board will be presented at the Meeting.

The Board of Directors has fixed the close of business on April 20, 2010, as the record date for the Meeting. All Shareholders of record at the close of business on that date are entitled to notice of, and to be present and vote at, the Meeting and at any adjournment and continuation thereof.

Attendance at the Meeting will be limited to Shareholders of record, beneficial owners of Company Common Shares entitled to provide instructions to vote at the Meeting having evidence of ownership, proxies and corporate representatives of Shareholders, and invited guests of management. Any person claiming to be an authorized representative of a Shareholder must, upon request, produce written evidence of such authorization.

The Meeting will be conducted pursuant to the Company’s Bye-laws and rules of order prescribed by the Chairman of the Meeting.

By Order of the Board

Mark A. Jenkins

Group Company Secretary

Registered Office:

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Registered in Bermuda No. 42069

May 5, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE ELECTRONICALLY BY THE INTERNET OR, FOR US SHAREHOLDERS, BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE FORM OF PROXY OR ALTERNATIVELY MARK, SIGN AND DATE THE FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS THEREON AND MAIL IT PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY VOTE IN PERSON IF YOU ATTEND THE ANNUAL GENERAL MEETING. YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY SENDING WRITTEN NOTICE OF REVOCATION OR BY SUBMISSION OF A PROPERLY EXECUTED PROXY BEARING A LATER DATE TO THE TRANSFER AGENT.

SIGNET JEWELERS LIMITED

2010 Annual General Meeting of Shareholders

Registered in Bermuda No. 42069

May 5, 2010

PROXY STATEMENT

For

Annual General Meeting of Shareholders

To Be Held On June 17, 2010

This proxy statement (the “Proxy Statement”) is being furnished to the holders of Common Shares, par value $0.18 per share (the “Common Shares”) of Signet Jewelers Limited, a Company registered in Bermuda, in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual General Meeting of Shareholders to be held on Thursday June 17, 2010 at 11:00 a.m. EDT, at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333, United States, and at any adjournments or postponements thereof (the “Annual General Meeting” or the “Meeting”). In this Proxy Statement, we refer to Signet Jewelers Limited and its consolidated subsidiaries (including without limitation, Signet Group plc, the former parent company of the Signet Group of companies prior to the scheme of arrangement in 2008) as the “Company” or “Signet”. The purpose of the Annual General Meeting is to conduct the following items of business:

1.	Proposal to re-elect Mr. Robert Blanchard and Mr. Terry Burman as Directors.

2.	Proposal to appoint KPMG Audit Plc as independent auditor of the Company, to hold office from the conclusion of the Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

In addition we will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.

The Company’s audited financial statements for the fiscal year ended January 30, 2010 as approved by our Board will be presented at the Meeting.

Electronic Delivery Of Proxy Materials

This year, the Company is furnishing proxy materials to Shareholders electronically by the internet. You will receive a Notice regarding the availability of Proxy Materials (“Internet Notice”) by mail or e-mail, and you will not receive a printed copy of the proxy materials, unless you specifically request one or have previously requested one. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Internet Notice or by any of the following methods: by the internet at www.signetjewelers.com/shareholders, by telephone 808-776-9962 for US Shareholders or 0871 664 0300 for UK Shareholders; or by sending an e-mail to info@amstock.com for US Shareholders or ssd@capitaregistrars.com for UK Shareholders with “Proxy Materials Signet Jewelers Limited” in the subject line. We plan to mail the Internet Notice to Shareholders on May 5, 2010.

Record Date and Quorum

We first made available the proxy solicitation materials on May 5, 2010 by filing them with the United States Securities and Exchange Commission (the “SEC”) and posting them on our website, www.signetjewelers.com. We expect to begin to mail the proxy solicitation materials to Shareholders who requested hard copies on May 5, 2010.

Each outstanding Common Share entitles the holder thereof as of the close of business on April 20, 2010 (the “Record Date”) to one vote on each matter to come before the Annual General Meeting. As of the Record Date, excluding treasury shares, there were 85,519,627 Common Shares outstanding. There are no other outstanding voting securities of the Company other than the Common Shares.

The presence at the Annual General Meeting in person or by proxy of the holders of two Common Shares outstanding and entitled to vote will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner with respect to such item. At the Annual General Meeting, the Group Company Secretary will determine whether or not a quorum is present.

Voting and Who May Vote

Voting on the matters to come before the meeting will be conducted by way of a poll. After each resolution has been introduced, Shareholders will have an opportunity to ask questions relating to the resolution. Voting on the specific resolution will be deferred to the end of the Meeting in order to simplify and aid the voting procedure. The Company’s transfer agent, American Stock Transfer & Trust Company, will explain and conduct the poll on each resolution, count the votes and certify the results. The final figures of the proxy votes cast for, against and in abstention from the resolutions will be filed with the SEC and the London Stock Exchange and will be published on the Company’s website as soon as practicable, after the conclusion of the Meeting. Only Shareholders who were recorded in the register of Shareholders of the Company at the Record Date will be entitled to vote. Other than Shareholders, only proxies or corporate representatives are entitled to vote at the meeting. In order to do so, the proxy card must be signed by the Shareholder, or the proxy. Holders of depositary interests should see the paragraph headed “Electronic Voting Through CREST for Depositary Interest Holders” below for details of the deadline to register their vote.

Electronic Voting Through CREST for Depositary Interest Holders

This method of voting is only open to persons who hold interests in the Company’s shares through depositary interests held in CREST outside the United States.

CREST Shareholders who wish to appoint Capita IRG Trustees (Nominees) Limited to vote on their behalf utilizing the CREST proxy voting service may do so for the Meeting and any adjournment(s) thereof by using the procedures described in the CREST manual. CREST personal Shareholders or other CREST sponsored Shareholders, and those CREST Shareholders who have appointed a voting service provider(s) should refer to their CREST sponsor or voting service provider(s), who will be able to take appropriate action on their behalf.

In order for a voting instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with Euroclear UK & Ireland Limited’s specifications and must contain the information required for such instructions as described in the CREST manual. The CREST message must, in order to be valid, be transmitted so as to be received by Capita Registrars (CREST participant ID RA 10) no later than 72 hours before the time appointed for the holding of the

Meeting or adjourned Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the CREST message by enquiry to CREST in the manner prescribed by CREST. After this time any change of voting instructions through CREST should be communicated through other means.

CREST Shareholders and, where applicable, their CREST sponsors or voting service provider(s), should note that Euroclear UK & Ireland Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Voting Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that the CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a CREST message is transmitted by means of the CREST system by any particular time. In this connection, CREST Shareholders and, where applicable, their CREST sponsors or voting service provider(s) is/are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system timings which can be found at www.euroclear.com/site/public/EU.

The Company may treat as invalid a CREST Voting Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Appointment of Proxies

A Shareholder entitled to attend and vote at the Meeting is entitled to appoint one or more proxies to attend, speak and vote on his behalf. A proxy may be appointed by returning a proxy card or by the internet at www.signetjewelers.com, and, for US Shareholders, by telephone. For more information refer to the form of proxy card for instruction. A proxy need not be a Shareholder of the Company, but must attend the Meeting in person to represent the Shareholder. If a Shareholder appoints more than one proxy, each proxy must be appointed to exercise the rights attaching to different shares held by that Shareholder. If you do not nominate your own proxy, the Chairman of the Company will be appointed as your proxy.

To be valid, the form of proxy and any power of attorney or other authority under which it is signed must be lodged by post or by hand at the office of the Company’s registrars/transfer agents, American Stock Transfer & Trust Company Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 for US Shareholders, or Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU for UK Shareholders, not less than 48 hours before the time appointed for the Meeting to commence. Completing and returning a form of proxy will not prevent a Shareholder from attending and voting at the Meeting should he so wish. To change your proxy instructions you may return a new proxy appointment using the methods set out above. Where you have appointed a proxy using the form of proxy and would like to change the instructions using another form of proxy, please contact the Company’s relevant registrars. Where two or more valid separate appointments of proxy are received in respect of the same share in respect of the same Meeting, the one which is last sent will be treated as replacing and revoking the other or others.

Proxies

If you vote your proxy by mail, please ensure that the form of proxy is properly completed signed, dated and returned to the Company as directed by 11.00 a.m. local time on June 15, 2010, which is 48 hours before the start of the meeting. The individual(s) identified as proxies thereon will vote the shares represented by the form of proxy in accordance with the directions noted thereon. Alternatively, you can cast your vote electronically by the internet or, if you are a US Shareholder, by telephone as set out in the Internet Notice. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed form of proxy will be voted as the Board of Directors recommends. The Company’s management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual General Meeting. If, however, other matters are presented, all proxies will be voted in accordance with the recommendations of the Board of Directors.

Returning your completed proxy card or voting electronically by the internet or by telephone will not prevent you from voting in person at the Annual General Meeting if you are present and wish to vote.

Revocation of Proxy

You may revoke your proxy at any time before it is voted by sending written notice of revocation, or by submission of a properly executed form of proxy bearing a later date to the Company’s Registrars/transfer agents prior to the Annual General Meeting at: American Stock Transfer & Trust Company Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 for US Shareholders or Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU for UK Shareholders or by attending the Annual General Meeting and giving notice of revocation in person.

Required Votes

Proposal One (Re-Election of Two Directors): The election of Directors is decided by the affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or represented by proxy at the Annual General Meeting entitled to vote in the election. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of electing Directors. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the election of Directors. Because of a change in New York Stock Exchange Rules, unlike at the Company’s previous annual general meetings, brokers will not be able to vote shares with respect to the election of directors without instructions from the underlying Shareholders.

Proposal Two (Appointment of KPMG Audit Plc, Independent Registered Public Accounting Firm as Auditor): The affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Annual General Meeting and entitled to vote on this proposal is required to appoint KPMG Audit Plc as the Company’s independent registered public accounting firm as auditor to the Company until the end of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of the appointment of KPMG Audit Plc. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the appointment of the Company’s independent registered public accounting firm.

Transition from Foreign Private Issuer Status

Following completion of its fiscal year ended January 30, 2010, the Company ceased to qualify as a “foreign private issuer” and became subject to all of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other Matters

Shareholder Proposals for Inclusion in the Proxy Statement for the 2011

Annual General Meeting

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act will be considered for inclusion in the Company’s 2011 proxy statement and proxy card for the 2011 Annual General Meeting if the proposal is received in writing by the Group Company Secretary by no later than January 5, 2011. The notice of proposal must comply with the requirements established by the SEC, and must include the information specified in Bye-law 26 of the Company’s Bye-laws and must be a proper subject for Shareholder action under Bermuda law.

Notice of business to be brought at the 2011 Annual General Meeting submitted pursuant to Bye-law 26 of the Company’s Bye-laws must be received in writing by the Group Company Secretary between February 17 and March 19, 2011. Bye-law 26 of the Company’s Bye-laws sets forth the procedures (including, without limitation, advance notice requirements disclosed above) a Shareholder must follow to request that an item be put on the agenda of a general meeting of Shareholders.

Certain Shareholders, due to the size of their shareholding, may under the relevant Bermuda legislation have until six weeks before the Annual General Meeting to make proposals to be considered at the meeting.

Proposals should be sent to the Company at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda, addressed to the attention of Mark A. Jenkins, Group Company Secretary.

Householding

Exchange Act rules allow us to deliver a single Internet Notice (or proxy materials and/or Annual Report in the case of Shareholders who receive paper copies of proxy materials) to an address shared by two or more of our Shareholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and the banks and brokerage firms that hold your shares have delivered only one Internet Notice (or proxy materials and/or Annual Report in the case of Shareholders who receive paper copies) to multiple Shareholders who share an address unless one or more of the Shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the Internet Notice (or, proxy materials and/or Annual Report in the case of Shareholders who receive paper copies), to a Shareholder at a shared address to which a single copy of the document was delivered. A Shareholder who wishes to receive a separate copy of the Internet Notice (or proxy materials and/or Annual Report in the case of Shareholders who receive paper copies), now or in the future, may obtain one, promptly and without charge, by addressing a request to Annual Report Administrator, Signet Jewelers Limited c/o Signet Group Limited 15, Golden Square, London, W1F 9JG or by calling +44 (0) 20 7317 9700. You may also download a copy of each of these documents from the Company’s website www.signetjewelers.com. Shareholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner.

If you are the beneficial owner, but not the record holder, of Common Shares and wish to receive only one copy of these materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.

Solicitation of Proxies

The Company will bear the cost of the solicitation of proxies. The Company has instructed the firm of Innisfree M&A Incorporated to assist in the solicitation of proxies on behalf of the Board. Innisfree M&A Incorporated has agreed to perform this service for a fee of not more than $10,000, plus any out of pocket expenses. In addition solicitation may occur by the internet, by mail and by telephone. The Company will request banks, brokers and the custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company’s Common Shares of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain Directors, Officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone, facsimile or electronic mail.

OWNERSHIP OF THE COMPANY

Except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the Common Shares reported.

Shareholders Who Beneficially Own At Least Five Percent

of the Common Shares

The following table shows all persons who were known to us to be beneficial owners (determined in accordance with Rule 13d-3 of the Exchange Act) of at least five percent of the Common Shares as of April 20, 2010. This table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC on its website, www.sec.gov.

Name and address of beneficial holder	% of Class	Number of shares	Nature of holding
Harris Associates LLP Two North LaSalle Street Suite 500 Chicago IL 60602 – 3790	10.4	8,898,140	(1)

Group consisting of Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler 875 East Wisconsin Avenue Suite 800 Milwaukee WI 53202	7.8	6,661,550	(2)

Sprucegrove Investment Management Ltd 181 University Avenue Suite 1300 Toronto Ontario Canada M5H 3M7	7.1	6,048,744	(3)

Group consisting of First Pacific Advisors, LLC, Robert L. Rodriguez, J. Richard Atwood and Steven T. Romick 11400 West Olympic Blvd Suite 1200 Los Angeles CA 90064	6.8	5,786,564	(4)

Investec Asset Management Limited 2 Gresham Street London EC2V 7QP England	5.8	4,935,320	(5)

None of the Company’s Common Shares entitle the holder to any preferential voting rights.

(1)	Based upon a Schedule 13G filed on February 11, 2010, by reason of advisory and other relationships with the person who owns the shares, Harris Associates LLP may be deemed to be the beneficial owner of 8,898,140 shares.

(2)	Based upon a Schedule 13G filed on February 11, 2010, by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler (together, “Artisan”), the 6,661,550 shares reported in Artisan’s Schedule 13G have been acquired on behalf of discretionary clients of Artisan Partners Limited Partnership and Artisan Partners Holdings LP, including 6,041,958 shares over which there is shared voting power and 6,661,550 shares over which there is shared dispositive power.

(3)	Based upon a Schedule 13G filed on February 12, 2010, Sprucegrove Investment Management Ltd may be deemed to be the beneficial owner of 6,048,744 shares including 442,747 shares over which there is shared voting power.

(4)	Based upon a Schedule 13G filed on February 11, 2010, by First Pacific Advisors, LLC (“FPA”), Robert L. Rodriguez, J. Richard Atwood and Steven T. Romick, FPA, in its capacity as investment advisor to its various clients, may be deemed to be the beneficial owner of 5,786,564 shares owned by FPA’s clients, including 1,922,950 shares over which there is shared voting power and 5,786,564 shares over which there is shared dispositive power; and each of Robert L. Rodriguez, J. Richard Atwood and Steven T. Romick may be deemed to be the beneficial owner of 5,786,564 shares as a controlling person of FPA. Each of Messrs. Rodriguez, Atwood and Romick disclaims beneficial ownership of the securities owned by FPA’s clients.

(5)	Based upon a Schedule 13G filed on February 12, 2010, Investec Asset Management Limited, in its capacity as discretionary investment adviser to its various clients, may be deemed to be the beneficial owner of 4,935,320 shares owned by such clients or for such clients’ benefit.

Ownership by Directors, Director Nominees and Executive Officers

The following table shows the number of Common Shares of the Company beneficially owned (determined in accordance with Rule 13d-3 of the Exchange Act) as of April 20, 2010 by each current Director, each executive officer named in the Summary Compensation Table, and all of the Company’s executive officers and Directors as a group:

Name of beneficial owner	Common Shares(1)	Shares that may be acquired upon exercise of options within 60 days(2)	Total(3)
Sir Malcolm Williamson(4)	14,277	Nil	14,277
Robert Blanchard(4)	7,495	Nil	7,495
Walker Boyd(4)(5)	7,500	62,338	69,838
Terry Burman(4)(5)	9,851	346,833	356,684
Dale Hilpert(4)	7,995	Nil	7,995
Marianne Parrs(4)	6,995	Nil	6,995
Thomas Plaskett(4)	5,000	Nil	5,000
Russell Walls(4)	5,665	Nil	5,665
Mark Light(5)	3,822	43,108	46,930
William Montalto(5)	10,000	35,101	45,101
Robert Anderson(5)	1,114	43,175	44,289

All Executive Officers and Directors as a group (16 persons)	79,795	585,885	665,680

(1)	No shares are pledged as security and all are owned directly.
(2)	Shares issuable upon the exercise of vested stock options.
(3)	All holdings represent less than 1% of the class outstanding.
(4)	Director.
(5)	Executive officer.

See Compensation Discussion and Analysis below for a discussion of the Company’s Common Share ownership policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership. The Company was a foreign private issuer during its most recent fiscal year and as such Section 16 of the Exchange Act was not applicable.

PROPOSALS FOR THE ANNUAL GENERAL MEETING

PROPOSAL ONE

(Item 1 on the Proxy Card)

Re-Election of Current Directors

The Bye-laws of the Company specify that at every Annual General Meeting a total of one-third of the Directors, or the nearest number to one-third, shall retire from office. The Directors named below have all been elected to the Board by Shareholders. Robert Blanchard and Terry Burman will retire from the Board having been appointed in September and July 2008 respectively, and offer themselves for re-election. Walker Boyd will retire from the Board at the conclusion of the Annual General Meeting and does not offer himself for re-election. Robert Blanchard and Terry Burman, whose biographical details are included below, offer themselves for re-election with the endorsement of the Board and the Nomination and Corporate Governance Committee.

Nominees for Directors

Robert Blanchard*, 65, Director, appointed to the Board in 2000. He was a Group Vice President of Procter & Gamble and President of its Global Skin Care and Cosmetics business until his retirement in 1999. He was an independent director of Bandag Inc. and Best Buy Co. Inc. until May 2006 and June 2005 respectively. Mr. Blanchard was invited to join the Board as both his general management skills together with his marketing specialization were attributes the Board felt would add to its effectiveness. The Board has concluded that Mr. Blanchard should continue to serve on the Board for these reasons.

Terry Burman, 64, Chief Executive Officer, appointed 2000. He was, until January 2006, also Chief Executive Officer of the Group’s US division. Mr. Burman was appointed to the Board in 1996. Prior to joining the Group in 1995, he was Chief Executive Officer of Barry’s Jewelers, Inc. Mr. Burman was appointed an independent director of Yankee Holding Corp. in October 2007. Mr. Burman was asked to join the Board bringing with him his proven leadership and business sector specific specialization. The Board has concluded that Mr. Burman should continue to serve on the Board for these reasons. Mr. Burman has indicated his intention to retire and step down from the Board on January 29, 2011.

Retiring Director

Walker Boyd, 58, Group Finance Director, and Director, appointed in 1995. He is a member of the Institute of Chartered Accountants of Scotland. Between 1992 and 1995 he was Finance Director of Signet’s UK division. Mr. Boyd has indicated that he will retire and step down from the Board at the conclusion of the Annual General Meeting. Mr. Boyd joined the Board to bring to it his financial expertise from both operational and strategic perspectives. Mr. Boyd was appointed as a non-executive director of WH Smith plc on February 1, 2010.

Continuing Directors

Sir Malcolm Williamson*, 71, Chairman of the Board, appointed a director in 2005 and Chairman since June 2006. He was President and Chief Executive Officer of Visa International between 1998 and 2004 before which he was Group Chief Executive of Standard Chartered PLC from 1993 to 1998. He is Chairman of National Australia Group Europe Limited (and a Principal Board member of National Australia Bank) and Youth Business International Advisory Board. He is also Chairman of Friends Provident Holdings (UK) Limited, a non-executive director of Friends Provident Group plc, a member of the Board of Trustees for The Prince of Wales International Business Leaders Forum and Chairman of the Cass Business School Strategy & Development Board. He was, until May 2008, a Director and Deputy Chairman of Resolution Plc, and until May 2008 and January 2010, respectively, a non-executive director of G4S PLC and of JP Morgan Cazenove Holdings. He was also Chairman of CDC Group plc until January 2010. Sir Malcolm joined the Board with a view to becoming Chairman. It was on the basis of his proven leadership skills and ability to take on the responsibility of Chairman of the Board that he was invited to do so, together with his previous Board and banking experience, which was a specialization that the Board did not have and one which was considered to be a benefit. The Board has concluded that Sir Malcolm should continue to serve on the Board for these reasons.

Dale W. Hilpert*, 67, Director, appointed to the Board in 2003. Mr. Hilpert has served on the Board of Ann Taylor Stores Corporation since 2004. He was Chief Executive of Williams-Sonoma, Inc. from April 2001 until his retirement in January 2003. Prior to this he was Chairman and Chief Executive of Foot Locker, Inc. which he joined as President and Chief Operating Officer in 1995. Mr. Hilpert was asked to join the Board in order that it might benefit from his general management and retail specific skills. The Board has concluded that Mr. Hilpert should continue to serve on the Board for these reasons.

Marianne Miller Parrs*, 66, Director, appointed to the Board in October 2008. Ms. Parrs has served on the boards of The Stanley Works (now Stanley Black & Decker, Inc.) and CIT Group Inc. as an independent director since April 2008 and 2003 respectively. Ms. Parrs retired in 2007 as Executive Vice President and Chief Financial Officer of International Paper Company where she had been since joining in 1974 as a Pension Trust Investment Manager and holding a number of positions before first being appointed Senior Vice President and Chief Financial Officer in 1995. She held this position until 1999 when she was appointed Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain and Investor Relations. She held this role for six years and she was also reappointed Chief Financial Officer in 2005. Previously Ms. Parrs was a Security Analyst at a number of firms including Merrill Lynch. The Board considered it necessary to recruit to the Board a director with substantial US financial reporting experience. Ms. Parrs was also the second female member of the Board, which brought a perspective the Board considered was an important aspect to represent. The Board has concluded that Ms. Parrs should continue to serve on the Board for these reasons.

Thomas G. Plaskett*, 66, Director, appointed to the Board in October 2008. Since 1991 Mr. Plaskett has been Chairman of Fox Run Capital Associates, a private consulting firm focusing on financial advisory and corporate governance services for emerging companies. From 1999 until 2000 he served as the Chairman, President and Chief Executive Officer of Probex Corp, an energy technology company. He also served as Vice Chairman of Legend Airlines, from 1997 until 2001. Mr. Plaskett served as Interim President, Chief Executive Officer, and Acting Chief Financial Officer of Greyhound Lines for two years before becoming Chairman from 1995 until 1999, when the company was sold. Previously, he was Chairman, President and Chief Executive Officer of Pan Am Corporation from 1988 until 1991. Prior to that, Mr. Plaskett was President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also held several senior management positions at American Airlines and AMR Company between 1974 and 1986. Mr. Plaskett currently serves as a director of Alcon Laboratories, Inc and Radioshack Corporation and was a director of Novell Corporation until April 2010. Mr. Plaskett joined the Board as his considerable general management skills were considered to be an enhancement to the overall efficiency and effectiveness of the Board. The Board has concluded that Mr. Plaskett should continue to serve on the Board for these reasons.

Russell Walls*, 66, Director, appointed to the Board in 2002. He was Group Finance Director of BAA plc until his retirement in August 2002 and was the senior independent director of Hilton Group plc until May 2003 and Stagecoach Group plc until August 2006. Mr. Walls is a non-executive director of Aviva plc, is Treasurer of the

British Red Cross Society and was a non-executive director of Delphic Diagnostics Limited until January 2010. He is a Fellow of the Association of Chartered Certified Accountants. Mr. Walls has considerable experience as a financial manager and as such has developed a financial expertise considered to be of significant benefit to the efficiency and effectiveness of the Board. The Board has concluded that Mr. Walls should continue to serve on the Board for these reasons.

No Director is or was the subject of legal proceedings that are required to be disclosed pursuant to SEC rules.

* Independent Directors all of whom satisfied the definitions of independence and have been affirmed by the Board as being ‘independent’ in accordance with NYSE Listing Standards.

PROPOSAL TWO

(Item 2 on the Proxy Card)

Appointment of Independent Registered Public Accounting Firm

Proposal 2 is to appoint KPMG Audit Plc as independent auditor to the Company until the end of the next Annual General Meeting and to authorize the Audit Committee of the Board to determine its compensation.

Relationship with Independent Registered Public Accounting Firm

KPMG Audit Plc (“KPMG”) serves as the Company’s independent registered public accounting firm.

The Audit Committee has selected KPMG as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal control over financial reporting of the Company until the end of the next Annual General Meeting in 2011. While the Shareholders are required to appoint the independent auditor pursuant to Bermuda law, the Audit Committee is responsible for recommending which independent auditors should be appointed. In making this selection, the Audit Committee considered the independence of KPMG and whether the audit and audit-related services KPMG provides to the Company are compatible with maintaining that independence.

A representative of KPMG will be in attendance at the Annual General Meeting to respond to appropriate questions raised by Shareholders and will be afforded the opportunity to make statements at the Meeting, if he or she desires to do so.

Fees and Services of KPMG

The Audit Committee has adopted a policy requiring advance approval of KPMG’s fees and services by the Audit Committee (subject to a de minimis amount). The Audit Committee reviews all approved services and fees at subsequent meetings. This policy also prohibits KPMG from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human resources, (vii) investment advice or investment banking, (viii) legal services, and (ix) expert services unrelated to the audit. All fees paid to KPMG by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended January 30, 2010 (“fiscal 2010”) and January 31, 2009 (“fiscal 2009”) and for its reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees for other services rendered by KPMG.

	Fiscal 2010	Fiscal 2009
	$million	$million
Audit Fees	1.2	1.4
Audit-related Fees(1)	0.3	0.6

Total Fees	1.5	2.0

(1)	During fiscal 2010, audit related fees consisted principally of assurance and audit related services that are reasonably related to the performance of the audit or review of financial statements. During fiscal 2009, KPMG provided assistance and related services in relation to the redomicile and relisting process of the Signet group of companies.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Role of the Board

The Board is currently comprised of eight members. The Board’s prime objective is the sustainable enhancement of business performance and Shareholder value. It is responsible for determining all major policies, ensuring that effective strategies and management are in place, assessing Signet’s performance and its senior management, reviewing the systems of internal control and setting policy relating to social, ethical and environmental matters.

Separate and Independent Chairman

The Company has a Chairman of the Board who is separate from its Chief Executive Officer and whom the Board has determined to be independent under the listing standards of the NYSE. The Board considers it to be important for its effectiveness and efficiency to maintain a clear division of responsibilities between the running of the Board and the executive responsibility for the running of the Company’s business; therefore the Board has agreed that the roles of Chairman and Chief Executive Officer should be separate.

The division of responsibilities between the Chairman and the Chief Executive Officer has been specifically agreed by the Board.

In summary, the Chairman is responsible for:

•	effective running of the Board, including evaluating its performance and that of the individual Directors, and the Board’s compliance with corporate governance requirements and best practice;

•	reviewing, prior to their presentation to the Board by executive management, strategy, medium term plans and the annual budget;

•

reviewing, prior to their presentation to the Compensation Committee, the recommendations of the Chief Executive Officer regarding the compensation of senior executive officers and for making a recommendation regarding the compensation of the Chief Executive Officer;

•	maintaining contact with major Shareholders to understand directly their issues and concerns;

•	keeping the other independent Directors appropriately informed of developments within the business and shareholders’ attitude toward the Company; and

•	safeguarding Signet’s reputation, and representing it both internally and externally.

Chief Executive Officer

In summary the Board has agreed that the Chief Executive Officer is responsible for:

•	the executive leadership of the business;

•	developing and presenting to the Board, strategy, medium term plans and budgets;

•	within this framework, the performance of the business;

•	complying with legal and corporate governance requirements, together with the social, ethical and environmental principles of Signet; and

•	making recommendations on the appointment and compensation of senior Executive Officers and management development.

Executive Sessions of Independent Directors

Independent Directors meet regularly in executive session without management participation. At those meetings the Chairman presides. This encourages open discussion. In addition, at least once per year the independent Directors, excluding the Chairman, meet separately in executive session to consider the independent Chairman’s performance. At those meetings, Russell Walls, Chairman of the Audit, and Nomination and Corporate Governance Committees, presides.

Independent Directors Constitute a Majority of the Board

The Board currently comprises two executive Directors and six independent Directors including the Chairman.

The Board has affirmatively determined that each of the following Directors is “independent” under the NYSE listing standards: Sir Malcolm Williamson, Robert Blanchard, Dale Hilpert, Marianne Parrs, Thomas Plaskett, and Russell Walls. The Board also has determined that Lesley Knox who served as a director during fiscal 2010, but did not stand for re-election at the 2009 Annual General Meeting, was “independent” under the NYSE listing standards.

In considering “independence” the Board considers any commercial, consulting, legal, accounting, charitable or any other business or non-business relationships that a Director or his or her immediate family may have with the Company. No such relationship exists for any of the independent Directors.

Self-evaluation

The Directors conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.

Director Attendance at Annual General Meetings

All of the Directors are required to attend the Annual General Meeting. The Board schedules a Board meeting on the date of the Annual General Meeting of Shareholders to facilitate attendance at the Annual General Meeting by the Directors. All of the Directors attended the Annual General Meeting held in June 2009, other than Lesley Knox who was retiring and not standing for re-election at that meeting.

Meetings and Attendance During Fiscal 2010

In fiscal 2010, the Board met seven times (including meetings by telephone). All incumbent Directors attended at least 92% of the aggregate number of meetings of the Board, and those Board committees on which they served during their period of service in fiscal 2010.

Communication with Directors

Shareholders who wish to send communications to the Board of Directors, the Chairman or any other individual Director may do so in writing, addressed to Mark Jenkins, Group Company Secretary c/o Signet Group Limited, at 15 Golden Square, London, W1F 9JG, UK. All such communications will be reviewed promptly by the Group Company Secretary and sent to the appropriate director or Committee Chair with a copy to the Chairman.

Transactions with Related Persons

The Board has adopted written policies and procedures for the review, approval or ratification of transactions in which the Company participates and in which any Director or executive officer, any nominee for election as a Director, or any five percent holder of the Company’s securities, immediate family member of such an officer, director or nominee or security holder, has a direct or indirect material interest. In determining whether to approve or ratify any such transaction the Board, on the recommendation of the Nomination and Corporate Governance Committee and/or the Audit Committee (dependent upon the nature of the transaction), would consider whether based on the specific facts and circumstances of the transaction such a transaction would be in the best interests of the Company. Any transaction considered to jeopardize the independence of the Director, be contrary to law or regulation, or potentially create or give the appearance of a conflict of interest (also prevented by the Code of Ethics) would be prohibited.

The Company did not participate in any related person transactions in fiscal 2010.

Risk Management

The identification of major business risks is carried out in conjunction with operational management and appropriate steps are taken to monitor and mitigate risks. The Business Risk Assurance Manager, who is not a named executive officer of the Company, co-ordinates the collection of risk management information and is responsible for assessing Signet’s day to day risk management processes and internal control structure, ensuring such processes satisfy the applicable standards in both the US and UK division. His findings are reported to the Audit Committee.

The Risk Management Committee (the “RMC”), which is chaired by the Business Risk Assurance Manager, has a written charter approved by the Board and its members include the Group Finance Director, the Group Financial Controller, the Divisional Chief Financial Officers and the Divisional Heads of Risk. The RMC meets at least four times a year and reviews Signet’s risk management processes, the consolidated principal risks identified by the Company, emerging issues and new regulations. The external auditor and the Chairman of the Audit Committee receive copies of all papers submitted to the RMC. The Business Risk Assurance Manager and the Chairman of the Audit Committee meet periodically to discuss key matters arising from Signet’s risk management process. A report from each RMC meeting highlighting any material non-compliance or emerging issue is provided to the Board. Risk and control committees also have been established at both divisional and corporate levels. The divisional committees are chaired by the divisional Chief Executive Officers and the corporate committee is chaired by the Group Finance Director. Each committee has a formalized charter and requires participation by the executive management teams. The Business Risk Assurance Manager attends all divisional and corporate risk management committee meetings to provide a consistent approach and independent review.

In its role in the oversight of risk management, the Board will on an annual basis: agree the prioritized risks impacting the Board and associated responsibilities; invite the Chief Executive Officer from each division to present to the Board their prioritized risks and strategies for risk mitigation; and review Signet’s internal controls and risk governance framework and developments thereof. In addition, on a periodic basis the Board reviews risk and internal audit updates provided by the Chairman of the Audit Committee and on a quarterly basis it reviews and discusses reports provided by the Business Risk Assurance Manager on divisional risk management activity.

Compensation Policies and Risk Taking

The Board has evaluated the policies and practices of compensating its employees and has determined that they are not reasonably likely to have a material adverse effect on the Company. The Board has reached this conclusion based on a number of factors, including an evaluation of the nature of the performance targets, concluding that the targets set for the strategic and financial development of the Company are appropriate in terms of short and long term horizons and that the allocation of the performance pay and the payments to be made to employees if the maximum target is achieved is not material either on an individual or aggregated basis and have been taken into account in establishing performance targets.

Corporate Governance Guidelines

The Company has adopted a set of corporate governance guidelines that address a number of corporate governance matters, in accordance with the rules of the NYSE. The Company strives to act in accordance with the laws and customs of each country in which it operates; to adopt proper standards of business practice and procedure; to operate with integrity; and to observe and respect the culture of each country in which it operates. To that end, Signet has adopted a statement of social, ethical and environmental principles and supporting policies applicable to all officers and employees of the Company and complies with the requirements of the NYSE. In addition, Signet has a policy on business integrity, as well as more detailed guidance and regulations on Signet’s staff induction, training and operational procedures. These policies include a code of business conduct and ethics that is applicable to all directors, officers and employees as well as a Code of Ethics for the Chairman, CEO and senior officers. Copies of these codes are available from www.signetjewelers.com.

Board Committees

Certain matters are delegated to Board Committees, each with a charter setting out defined terms of reference, procedures, responsibilities and powers. The principal committees are the Audit, Compensation, and Nomination and Corporate Governance Committees. The composition of the Board Committees is set out below and the Group Company Secretary acts as secretary to each of them. Each of the Committees acts in accordance with its charter as adopted by the Board, which is reviewed annually and which is available on request from the Group Company Secretary or may be downloaded from www.signetjewelers.com.

The composition of the Board Committees, all members of which are independent under the NYSE listing standards, are as follows:

Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
Russell Walls (Chairman)	Robert Blanchard (Chairman)	Russell Walls (Chairman)
Dale Hilpert	Dale Hilpert	Robert Blanchard
Marianne Parrs	Thomas Plaskett	Marianne Parrs
Thomas Plaskett

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters.

All of the members of the Audit Committee have significant financial experience as a result of senior executive positions held in other companies. The Audit Committee met eight times in fiscal 2010.

The Board has determined that all members of the Audit Committee are financially literate, and that Mr. Walls is qualified as the “audit committee financial expert” within the meaning of SEC regulation.

The Audit Committee’s responsibilities include:

•	reviewing Signet’s financial statements, earnings releases and audit findings, and reviewing its accounting principles and policies;

•

recommending for appointment by Shareholders and terminating the Company’s independent registered public accounting firm, providing oversight of such firm, reviewing the quality-control procedures and independence of such firm and evaluating its proposed audit scope, performance and fee arrangements;

•	approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	providing oversight of Signet’s system of internal control over financial reporting, disclosure controls and procedures and risk management;

•	reviewing the effectiveness of the Company’s internal auditors, and the Disclosure Control Committee; and

•	establishing procedures for complaints regarding accounting, internal accounting controls or auditing or other matters.

The Compensation Committee

The Compensation Committee’s responsibilities include:

•	setting the overall compensation policy which will attract and retain superior executives needed to deliver exceptional results;

•	setting specific compensation for the Chairman as well as the Chief Executive, the Group Finance Director, the divisional CEOs, the Group Company Secretary and other executive officers;

•	recommending to the Board any amendment to the fee level or structure of fees paid to the independent Directors;

•

ensuring that executives are fairly rewarded for their individual contributions to the business, having due regard for the interests of Shareholders, Signet’s financial and commercial health and pay and other conditions throughout the business; and

•	approving any share based compensation awarded to any employees of the Company.

The Compensation Committee sets the compensation of the Chairman of the Board and of the Chief Executive. The compensation of the Group Finance Director, the divisional CEOs and the Group Company Secretary and other executive officers, is set by the Compensation Committee based on recommendations made by the Chief Executive after consultation with the Chairman. At the commencement of each fiscal year, the Compensation Committee sets annual performance targets. Where executive officers are involved in assisting the Compensation Committee, care is taken to recognize and avoid possible conflicts of interest.

The compensation of the independent Directors is determined by the full Board on the basis of recommendations made by the Committee as a result of consultation with the Chairman and executive Directors. Such recommendations will be made after consideration of, among other factors, external comparisons, the time commitment and the responsibilities of the independent Directors.

The Compensation Committee met five times during fiscal 2010.

For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Discussion and Analysis” below.

The Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee’s responsibilities include:

•	assisting the Board in the selection and nomination of Directors and other senior management;

•	reviewing the composition and balance of the Board and its Committees, as well as Board and senior management succession; and

•	assisting the Board in the consideration and development of appropriate corporate governance guidelines and other matters of corporate governance.

The Nomination and Corporate Governance Committee uses the services of external recruitment agencies to identify suitable candidates for senior executive posts and for all Board appointments with interviews carried out in accordance with a formal process.

The Nomination and Corporate Governance Committee has no formal requirements, standards, or a diversity policy in relation to the individuals that it nominates, but considers each candidate on his or her own merits. In evaluating candidates, the criteria that the Nomination and Corporate Governance Committee generally views as relevant and likely to consider includes experience, particularly experience that is specifically relevant to the business, or reflects a discipline or diversity that the Committee feels is either missing or would be particularly important to the Board’s effectiveness and efficiency.

When the role of the Chairman or any matter relating to succession to that role is discussed, the Chairman may be consulted, but the responsibility for preparing a job specification and making any recommendation to the Board rests solely with the Nomination and Corporate Governance Committee, which also reviews a number of other senior appointments within Signet, such as that of the Group Company Secretary.

A Shareholder who wishes to propose an individual to the Nomination and Corporate Governance Committee for its consideration as a nominee for election to the Board may do so in writing to the Group Company Secretary, Signet Jewelers Limited c/o Signet Group Limited, 15 Golden Square, London, W1F 9JG UK. As more fully described in the Company’s Bye-laws, a Shareholder desiring to propose a person for election as a director must include in a written notice all of the information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act. This includes the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and the name and address of the Shareholder and the number of shares of the Company owned as of record by such Shareholder.

The Nomination and Corporate Governance Committee met four times in fiscal 2010.

REPORT OF THE AUDIT COMMITTEE

The Company’s Annual Report to Shareholders on Form 10-K includes the audited consolidated balance sheets of the Company and its subsidiaries as of January 30, 2010 and January 31, 2009, and the related audited consolidated income statements, shareholders’ equity, accumulated other comprehensive income, and cash flows for each of the 52 week periods ended January 30, 2010, January 31, 2009 and February 2, 2008. These balance sheets and statements (the “Audited Financial Statements”) are the subject of a report by the Company’s independent registered public accounting firm, KPMG. The Audited Financial Statements are also available from www.signetjewelers.com.

The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company’s management and independent registered public accounting firm their evaluations of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol.1 AU Section 380), as amended by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received from KPMG the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board and has discussed the independence of KPMG with that firm.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

Members of the Audit Committee

Russell Walls (Chairman)

Dale Hilpert

Marianne Parrs

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

EXECUTIVE OFFICERS OF THE COMPANY

The Executive Officers of the Company are:

NAME	AGE	Position	Year Joined Signet
Terry Burman	64	Chief Executive Officer	1995
Walker Boyd	58	Group Finance Director	1992
Mark Jenkins	52	Group Company Secretary	2004
Mark Light	48	CEO US Division	1978
Robert Anderson	51	CEO UK Division	2000
William Montalto	63	COO US Division	1986
Robert Trabucco	55	CFO US Division	2003
Michael Povall	51	CAO UK Division	2002
Kenneth Pratt	48	CFO UK Division	2007
Kevin Ryan	52	Operations Director UK Division	2000

Terry Burman, 64, Chief Executive Officer appointed in 2000. He was, until January 2006, also Chief Executive Officer of Signet’s US division. Mr. Burman was appointed to the Board in 1996. Prior to joining Signet in 1995 he was Chief Executive Officer of Barry’s Jewelers, Inc. Mr. Burman was appointed an independent Director of Yankee Holding Corp. in October 2007. Mr. Burman has indicated his intention to retire and step down from the Board on January 29, 2011.

Walker Boyd, 58, Group Finance Director, and Director, appointed in 1995. He is a member of the Institute of Chartered Accountants of Scotland. Between 1992 and 1995, he was Finance Director of Signet’s UK division. Mr. Boyd has indicated that he will retire and step down from the Board at the conclusion of the Annual General Meeting to be held in June 2010. Mr. Boyd was appointed as a non-executive director of WH Smith plc on February 1, 2010.

Mark Jenkins, 52, Group Company Secretary, appointed in 2004. Previously he was a Director and Company Secretary at COLT Telecom Group plc and Group Company Secretary at Peek plc. He is a barrister.

Mark Light, 48, became Chief Executive of Signet’s US division in January 2006 having been President and Chief Operating Officer of the US division from 2002. He joined Signet in 1978.

Robert Anderson, 51, became Chief Executive of Signet’s UK division in January 2003 having joined the Group as Chief Operating Officer of the UK division in August 2000. Prior to joining Signet, Mr. Anderson worked at Marks & Spencer Plc for 19 years, lastly as Business Unit Director.

William Montalto, 63, was promoted to Executive Vice President and Chief Operating Officer (“COO”) of the US division in 2006. Mr. Montalto had previously held the positions of Executive Vice President and Chief Administrative Officer (2002), Executive Vice President Strategic Services (1995) and Senior Vice President Management Information Systems & Distribution (1990), having joined the US division in 1986 as Vice President Management Information Systems.

Robert Trabucco, 55, joined the US division in 2003 as Executive Vice President and Chief Financial Officer of the US division. He had previously worked for KLS Associates, a retail consulting practice.

Michael Povall, 51, joined Signet’s UK division in April 2002. Prior to this, his career was predominantly in retail working in the food retail sector including roles in supply chain and retail operations. In his current role as Chief Administrative Officer of the UK division, he is responsible for IT, Human Resources and Central Facilities.

Kenneth Pratt, 48, re-joined Signet in April 2007 as CFO of the UK division, having first joined the Company in 1987 and was Group Financial Controller from 1991 until 1997. From 1997 to 2007, Mr. Pratt worked for a European Division of Liz Claiborne, Inc. in a number of positions with leadership roles spanning Finance, Retail Operations, Supply Chain, Human Resources and IT. In his current role as CFO of Signet’s UK division, Mr. Pratt is responsible for the Finance, Logistics, Corporate Sales and Compliance functions, as well as strategic planning.

Kevin Ryan, 52, joined Signet’s UK division in February 2000. Previously Mr. Ryan spent his career predominantly in retail fulfilling a number of field operational roles. As Operations Director of the UK division, Mr. Ryan is currently responsible for all store operations within the UK including management of the field team, property portfolio and the capital fit out program.

No Executive Officer is or was the subject of legal proceedings that are required to be disclosed pursuant to SEC rules.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the objectives and the role of the Compensation Committee and further discusses the philosophy upon which the Compensation Committee bases its decisions in its endeavors to meet the objectives. It also describes the principles that are the foundation of the Company’s executive compensation policies and details the individual material elements of compensation awarded to, earned by, or paid to the named executive officers. Compensation for named executive officers residing in the US is paid in US dollars, while compensation for named executive officers residing in the UK is paid in pounds sterling.

Introduction

Signet’s compensation program has been designed to assist in achieving its business objective of consistently outperforming the speciality retail jewelry market segment and thereby deliver superior returns to Shareholders.

In order to accomplish a superior performance, we have to be able to employ, motivate and retain superior management. The primary compensation principle, therefore, is to target total delivered compensation at the median of a customized group of comparator companies. Those companies are specifically chosen as they reflect various attributes similar to ours but also because they pose a potential threat as to solicitation of our executives if their compensation is not competitive. Executives are paid in a range related to that median dependent upon experience and proven ability to consistently deliver a superior performance.

The existing named executive officers have considerable individual and collective experience and a proven track record of superior performance. As a result of that consistent performance, the Compensation Committee has determined that it is appropriate that the aggregate total direct compensation at target performance should place the compensation of the named executive officers above the comparator company median, which it does, currently placing them at the 65th percentile.

A number of sub-principles have also been developed as follows:

1.	The compensation program must align the interests of senior management with those of Shareholders. This is achieved by delivering approximately 60% of total compensation for named executive officers as incentives dependent upon share price performance or factors that should produce long-term share price growth.

2.	The only element of guaranteed pay is base salary with the percentage of at risk compensation increasing in line with the responsibility and experience of each executive. Base salary accounts for only 33% of the annual value of the Chief Executive Officer’s potential total direct compensation versus approximately 40% for other named executive officers.

3.	Elements of compensation that are at risk should separately reward both annual and multi-year performance as well as reward exceptional performance. This is achieved through the annual bonus plan, which represents approximately 20% to 25% of the named executive officers’ target total direct compensation, together with awards of performance restricted stock units, which account for approximately another 20% of the total.

4.	Compensation should include a retention component, which encourages high performing executives to remain with the Company. An award of service-based restricted stock which accounts for approximately 20% of named executive officers total compensation and which doesn’t vest until the third anniversary of the grant, strengthens the retention value of the compensation.

5.	The compensation program should be simply constructed and easily understood so that the named executive officers are in no doubt as to the performance requirements and their relationship to the level of payments and therefore remain motivational.

6.	Although there is no formal share retention requirement in place for most of the named executive officers, the compensation program should encourage all senior executives to build a substantial holding of the Company’s shares.

In summary, the Committee has awarded compensation in fiscal 2010 on the basis of continuing superior performance. The Company has continued to increase profitable market share during the year as several competitors’ experienced major declines and even bankruptcy and the compensation for fiscal 2010 reflects the strong performance of the Company in fiscal 2010: positive free cash flow (determined as described in the Company’s Form 10-K for fiscal 2010) of $471.9 million against a target of $175 million to $225 million; significantly exceeded working capital reduction objectives, achieved a $100 million cost savings program and an income before income taxes of $241.8 million with basic earnings per share $1.92, above guidance provided in January 2010 of $1.76 to $1.84, and a year end net debt (determined as described in the Company’s Form 10-K for fiscal 2010) of $7.9 million, all in a speciality jewelry market that declined in sales. As a result, following two previous years in which only a minimum bonus was earned in one year, and none in the other, maximum bonus payments were earned in fiscal 2010.

Objectives of the Executive Compensation Program

The Compensation Committee has established the following objectives for the compensation program:

•	to attract, motivate and retain the management talent necessary to develop and execute both the annual and strategic plans;

•	to reward achievement of annual and long-term financial goals; and

•	to link management’s interests with those of the Shareholders.

The total executive compensation program includes base salary, annual and long-term incentives and benefits.

1. The Role of the Compensation Committee

The Compensation Committee’s role is to set the compensation for Signet’s named executive officers to ensure that they are fairly rewarded for their individual contributions to Signet’s performance having due regard to the interests of Shareholders, the financial and commercial health of the business and pay and conditions throughout Signet. It is also the role of the Committee to ensure that Signet’s compensation remains competitive.

Surveys are undertaken on a regular basis to ensure that total compensation packages remain in the percentile range close to the comparator company median described herein. Recognizing that approximately 80% of Signet’s sales and profits are generated in the US, and that significant differences in compensation practices exist between the US and the UK, separate surveys are conducted in each country.

Although the Company does not have a defined policy regarding the potential claw back of compensation, if elements of incentive compensation are awarded or made available on the basis of the achievement of a level of performance that proves to be erroneous, the Compensation Committee will endeavor to seek reparation.

2. The Role of Compensation Consultants

The Compensation Committee regularly uses external professional advice and annually uses competitive market surveys conducted independently in both the US and in the UK.

The Committee has retained Towers Watson (formerly Towers Perrin) as advisers who were not retained by Signet in any other capacity in fiscal 2010 such that would require additional disclosure. Towers Watson is a human resources and compensation consulting firm which assists the Compensation Committee in its review, evaluation and analysis of Signet’s executive compensation program. In this role, Towers Watson collects relevant market data in order to assist the Compensation Committee in delivering effective and competitive executive compensation. Towers Watson also advises the Compensation Committee on the best ways of motivating, rewarding and retaining executives in terms of both short and long term performance and advising the Committee of the most effective way of linking the interests of management and Shareholders.

Towers Watson collects market data of compensation programs both within and outside the retail sector. In analysing the market data provided by Towers Watson, the Compensation Committee focuses on established peer groups of companies for benchmarking purposes. The Compensation Committee annually reviews the composition of the peer groups in order to ensure that they continue to comprise appropriate representative groups. The Committee did so in fiscal 2010, and a customized group of retail peers used for the basis of assessing the compensation of Signet’s Chief Executive was based upon the following criteria:

•	peer focus on retailers with international operations, headquartered in the US and listed on a US stock market;

•	the median peer has total sales similar to Signet’s;

•	most peer companies revenue ranges from half to twice the Company’s revenue; and

•	approximately half of the peers generate higher and half lower sales than Signet.

The peer group used for assessing the compensation of Signet’s Chief Executive is:

Nordstrom Inc., Bed Bath and Beyond Inc., Foot Locker Inc., Barnes & Noble Inc., Liz Claiborne Inc., Jones Apparel Group Inc., Collective Brands Inc., Williams-Sonoma, Inc., Borders Group Inc., Coach Inc., Saks Inc., American Eagle Outfitters Inc., Tiffany & Co., Phillips Van Heusen Corporation, Ann Taylor Stores Corporation, Zale Corp., The Talbots Inc., Pier 1 Imports Inc., Abercrombie & Fitch Co., and Charming Shoppes Inc.

For the assessment of the UK named executive officers, a customized group of companies that participated in the Towers Watson Top Executive remuneration survey for the UK was used. This survey includes executives employed in general industry, which was used to assess the compensation of the Group Finance Director, and retail industry, which was used to assess the compensation of the CEO of the UK division.

For the assessment of the US named executive officers, namely the compensation of the Chief Executive Officer and the Chief Operating Officer of the US division, the Retail/Wholesale Executives Database within the Towers Watson Compensation Database was used, which provides compensation data for a variety of retail and wholesale companies located in the US.

Towers Watson has also been used to provide data to the Compensation Committee in relation to the compensation structure and pay practices for independent directors of US companies.

3. The Allocation of Executive Compensation

It is the objective of the Compensation Committee to deliver and maintain a competitive executive compensation program in accordance with its compensation principles. The Compensation Committee has established an executive compensation program that provides a broad mix of overall direct compensation (base salary, short term incentive compensation in the form of an annual cash bonus and long-term incentive compensation in the form of an equity interest) for its named executive officers.

In allocating the various elements of total compensation, the Compensation Committee seeks to ensure that the greater the responsibility and direct influence over the performance of the Company an executive officer has, the more their total compensation will be weighted toward incentive payments. The Compensation Committee evaluates the annual compensation benchmarking data, with total remuneration, including base salary and incentive based payments, being targeted at the median of industry total compensation of the comparator group as determined by the benchmarking process, along with other factors such as an executive officer’s level of experience, the Company’s desire to retain the executive, the availability of replacement personnel, as well as the individual’s responsibilities and actual performance. Responsibility for external factors that potentially have an impact on the results of the Company will also be considered. The various elements of a named executive officer’s compensation package are then allocated as a percentage of base salary.

Any gains realized from previous pay and/or awards do not impact the setting of pay or awards going forward. In applying this principle the Compensation Committee hopes to discourage the belief that a prior year’s award may negatively or positively impact the level of future awards. Moreover, the Company does not conduct any wealth accumulation analysis.

The Compensation Committee reviews and evaluates the impact of tax laws, accounting changes and similar factors affecting the Company’s executive compensation program. The Committee believes that ordinarily it is in its best interests to retain maximum flexibility in the compensation programs to enable the Company to appropriately reward, retain and attract the executive talent necessary for success. To the extent these goals can be met in a tax and accounting efficient manner, the Committee will endeavor to do so. However, the Board and the Compensation Committee believe it is important to retain the flexibility to provide compensation that is appropriate in the circumstances, taking all relevant matters into consideration.

4. Performance Criteria

For performance based compensation, the Compensation Committee reviews proposed performance measures and targets in order to effectively motivate management and drive the creation of Shareholder value, while seeking to ensure that the targets are set at a level that is stretching but not out of reach. Bonuses are reviewed annually to confirm that they remain appropriate and clearly aligned with business strategy and objectives.

The Compensation Committee believes that the choice of performance measures should be made in the context of Signet’s business strategy, reflect Signet’s particular circumstances and be related to overall corporate performance. In certain circumstances it may be appropriate to set performance criteria that are specific to individual roles within the corporate strategy.

The Compensation Committee believes that where performance criteria are used they should be: easily understood; directly linked to the performance of the Company or the relevant business unit; directly influenced by management’s actions; able to incentivize the efficient use of capital; and, for long term awards, be equity based. In assessing actual performance, it is the Compensation Committee’s policy to measure the Company or relevant business unit’s results on the basis of constant exchange rates so that executive officers neither benefit from, nor are penalized by, exchange rate fluctuations over which they have no control.

The vesting of incentive awards will normally be subject to the participant’s continued employment within the business until the end of the performance period. However, partial vesting pro-rata to the length of time since grant may occur at the end of the performance period if the participant’s employment within the business ends before the end of the performance period on account of death, redundancy, retirement, injury, disability or other circumstances as determined by the Compensation Committee, provided that it is satisfied that the performance conditions have been fulfilled in respect of the period from the date of grant of an award to the date of cessation of employment.

5. Compensation Overview, Objectives and Key Features

The Compensation Committee has established an executive compensation plan that contains the following key components:

Component	Objective	Key Features
Base Salary	Provides a minimum level of pay that is not at risk that sustained individual performance warrants. A competitive base salary is important to attract and retain an appropriate calibre of talent for any given position.	Designed to retain key Executive Officers by being competitive but is not considered to be the primary means of recognizing performance.

Annual bonus	Motivate and reward achievement of annual financial results. Compensation aimed at recognizing short-term performance against established annual financial performance goals of the Company.	Cash payments dependent on the degree of achievement against an annual performance target. This element is payable in the year following the year in which it was earned.

Long-term incentives (time and performance-based restricted shares, units and share options)	Align management interests with those of Shareholders; retain executive officers; motivate and reward achievement of sustainable earnings growth.	Time based restricted shares and restricted share unit awards vest upon the continuance of service; performance based restricted share units require achievement of Company financial goals over a three-year performance period and require continued service. Share option awards vest over three years of continued employment (although, as further discussed, no share options were granted in fiscal 2010).

An additional component of the compensation plan is the provision of a benefits package which consists of a program of benefits that includes pension, health and life insurance and has the objective of retaining executive officers over the course of their careers.

6. Elements of Executive Compensation

Based upon the policies, principles and philosophy described above, the Compensation Committee has designed, developed and implemented an executive compensation program that it believes provides executive officers with total compensation that adequately rewards the executive for his or her contribution in achieving superior corporate performance and increasing the share price. Each of these elements is described below.

a) Base salary

The Committee determines the salaries for each named executive officer as one part of a competitive total compensation program designed to attract and retain the Company’s named executive officers.

Each named executive officer receives a fixed level of base annual salary, which is paid monthly, as compensation for services rendered during the fiscal year. Base salaries encourage and reward attainment of individual performance. The level of base salary also recognizes and is a reflection of experience, expertise, responsibility, seniority and leadership qualities, as well as individual achievements and accomplishments and any other significant contribution to the achievement of corporate performance targets. The Compensation

Committee has established the base salary range as derived from the benchmarking process in accordance with the Company’s Compensation Principles. This benchmarking is based upon market data of comparable companies described above, trends and geographic location of each position, as well as the movement of base salary within the business or division as a whole. Base salary ranges are monitored to ensure that attraction, retention and motivational objectives are maintained.

In fiscal 2011, Mr. Burman’s salary was increased 6.1% from fiscal 2009 to $1,721,000. Mr. Burman’s service contract provides for a 3% increase in basic salary in 2009 and 2010. In fiscal 2010, Mr. Burman had declined this 3% annual salary increase in line with a business-wide salary freeze implemented in fiscal 2010 due to the challenging economic environment. The increase in fiscal 2011 reflected the contractual undertaking in Mr. Burman’s service contract.

For fiscal 2011, the Compensation Committee determined to increase the base salaries for the other named executive officers, none of whom received base salary increases in fiscal 2010 as a result of the businesss-wide salary freeze. The fiscal 2011 increase was implemented following the benchmarking analysis, and specific levels of increase were determined by the Committee’s evaluation of the named executive officer’s performance of his particular executive role. The increases placed the aggregate total direct compensation at target performance at the 65th percentile of the comparator peer companies. The annual base salaries for fiscal 2011 were set as follows: Mr. Light—$863,100 an increase of 5%, Mr. Montalto—$615,436 an increase of 6%, Mr. Boyd—$737,784 an increase of 6% and Mr. Anderson—$578,429 an increase of 4%.

(b) Annual bonus

Annual bonus performance targets are set by the Compensation Committee each year. In determining the performance target at the commencement of each year, the Compensation Committee gives consideration to relevant market data, i.e. market positioning both of the annual bonus as an element of the total compensation and the positioning of the Company in its sector and in comparison to its competitors, as well as its current business plans. There is a maximum bonus level set each year on such awards, which is equal to twice the target level, and a threshold performance below which no payments are made.

This incentive program has been developed specifically to focus management on the achievement of each year’s performance objectives. The annual incentive is based on a pre-determined formula either on a divisional basis or a group basis which is a combination of the divisional performance, depending upon the named executive officer’s particular responsibilities. The annual incentive for Mr. Burman and Mr. Boyd is based upon Company performance with a proportion of the bonus based on the performance of each of the divisions, while the annual incentive for Mr. Light and Mr. Montalto is based solely on the performance of the US division as that is where their responsibilities are. Similarly, the annual incentive for Mr. Anderson is based upon the performance of the UK division for the same reason.

Annual bonus fiscal 2010

At the beginning of fiscal 2010, the Committee considered a number of different performance parameters and decided that due to the extremely uncertain economic environment it was appropriate to have the entire bonus based upon the targeted EBIT and cash flow objectives of the Company or division, as appropriate.

Therefore the financial performance measure for the annual bonus for fiscal 2010 upon which 100% of the total annual bonus capacity was determined, was based on targeted EBIT and cash flow targets for each division for fiscal 2010 set at the beginning of the bonus period. For fiscal 2010, the Committee set targets and maximum annual awards for each of the named executive officers based upon the achievements of the relevant fiscal 2010 targeted EBIT of the US and UK divisions. For corporate executive officers, those awards were based upon a split equal to 75%:25% of the performance of both divisions respectively. The bonus objectives for fiscal 2010 were allocated at 25% of maximum to be based on the achievement of targeted EBIT, 25% on targeted cash flow, and 50% based on a stretch EBIT target which was an increase of 15% in excess of targeted EBIT in the US and

33% in the UK. Having reviewed the performance achieved against the performance criteria set by the Compensation Committee at the beginning of the period, the Committee determined as part of the fiscal 2010 year end process in March 2010 that each performance measure had been met and exceeded at the maximum level and approved bonus payments as follows:

		EBIT			Cash flow
		Base Target $	Max $	Achieved $	Target $	Achieved $
Terry Burman	US Criteria	130,400,000	150,000,000	235,800,000	251,300,000	440,700,000
	UK Criteria	33,500,000	44,500,000	56,500,000	52,200,000	91,500,000
	Bonus	811,125	2,433,375	2,433,375	811,125	811,125
Walker Boyd	US Criteria	130,400,000	150,000,000	235,800,000	251,300,000	440,700,000
	UK Criteria	33,500,000	44,500,000	56,500,000	52,200,000	91,500,000
	Bonus	174,005	522,018	522,018	174,005	174,005
Mark Light	Criteria	130,400,000	150,000,000	235,800,000	251,300,000	440,700,000
	Bonus	246,600	739,800	739,800	246,600	246,600
Robert Anderson	Criteria	33,500,000	44,500,000	56,500,000	52,200,000	91,500,000
	Bonus	139,045	417,137	417,137	139,045	139,045
William Montalto	Criteria	130,400,000	150,000,000	235,800,000	251,300,000	440,700,000
	Bonus	145,150	435,450	435,450	145,150	145,150

Annual bonus fiscal 2011

In setting the performance criteria for fiscal 2011, the Compensation Committee agreed to simplify the performance measure as economic uncertainty is still making it very difficult to set meaningful targets. Therefore the Committee determined not to base any amount of the bonus capacity on individual bonus objectives and that due to the continuing uncertain economic pressures it was appropriate to determine the entire bonus on profit measures equal to targeted operating profit, as the main focus should be on driving profit. For fiscal 2010, the Compensation Committee determined the performance criteria based upon the achievement of targeted EBIT. In 2011, the Committee described the performance criteria as being based on targeted operating profit. Although the terminology used is different, the two criteria for this purpose are interchangeable.

Therefore the financial performance measure for the annual bonus plan for fiscal 2011 upon which 100% of the total annual bonus capacity may be earned is based on target operating profit for each division set at the beginning of the bonus period. The bonuses for the corporate executive officers will be calculated on the same basis i.e. for fiscal year 2010 proportionately on the divisional results and calculated on a constant exchange rate basis. The level of achievement, between 85% and 115% of the performance target on a straight line basis over the period, will determine the level of the award between target and maximum that is paid. Bonus target and potential maximum entitlement for the named executive officers remain at the same levels as a percentage of base salary as for fiscal 2010.

For fiscal 2011, the Committee set targets and maximums for annual incentive awards for each of the named executive officers, by applying the same methodology as for fiscal 2010 and was therefore based upon the achievement of the relevant fiscal 2011 base targeted operating profit of each division, with corporate performance based upon a split of both in the same way as in fiscal 2010, as follows:

Executive	Position	Target Incentive as a percentage of Base Salary	Maximum Incentive as a percentage of Base Salary
Terry Burman	Chief Executive	100	200
Walker Boyd(1)	Group CFO	50	100
Mark Light	US CEO	60	120
Robert Anderson	UK CEO	50	100
William Montalto	US COO	50	100

(1)	In respect of Mr. Boyd, the Compensation Committee agreed that any short term bonus due in respect of fiscal 2011 will be earned pro-rata to the date of termination of his service agreement on retirement on June 25, 2010 but will be calculated and payable on the basis of the actual results when known after the end of fiscal 2011.

(c) Long Term Incentive Plans

The Compensation Committee believes that long term share based incentives are appropriate and necessary measures to properly focus the executive officers on long term results and align the interests with those of Shareholders. In determining the construction of the long term incentive each year, the Compensation Committee chooses from three main elements (1) time-based restricted shares, designed to incentivize executives to remain with the Company; (2) performance-based restricted units awarded on the basis of performance against targets set over a three year period; and (3) traditional share options which achieve value only if management action produces growth in share price.

Long Term Incentive Award Fiscal 2010

In order to provide balance to the Company’s long-term incentives, the Committee determined that as a general rule the ratio of the estimated value of time based restricted shares, performance-based restricted share unit awards and the estimated value of share option awards should be as nearly equally split as practicable. However market conditions at any given time may require that one or more of the elements of the long term incentive plan be reduced in value or even temporarily suspended. After consideration, the Compensation Committee determined that incentive awards for fiscal 2010 should not include the share option element due to the depressed share price and the Committee’s concern that named executive officers potentially could unfairly benefit from a correction in the market. As a result, long-term incentive compensation granted in fiscal 2010 was split equally between time restricted share awards requiring that named executive officers remain in employment for three years from the time of grant and performance based share units requiring not only that named executive officers remain in employment, but also achieve performance criteria over that three year period, at which time the performance based restricted stock units will cliff vest. The Committee determined that the performance targets would be over three years and based upon the achievement of targeted EBIT, either on a divisional basis for divisional named executive officers or on a blend of the two, similar to the short term bonus for corporate named executive officers discussed above. Named executive officer participants can earn between 0% to 200% of their award based on results that range from 85% to 115% of annual targeted EBIT on a cumulative basis. The first year EBIT targets were in accordance with the target set for fiscal 2010 and the subsequent years would also be based upon target EBIT and will be agreed by the Board at the commencement of the relevant fiscal year to better assess the prevailing economic environment and therefore apply meaningful and relevant performance targets at the relevant time.

The level of achievement, between 85% and 115% of the performance target on a straight line basis over the period will determine the amount of the award between nil and maximum that vests on a cliff vesting basis. The Compensation Committee considered it to be important that there was a sliding scale of achievement rather than all or nothing so as to adequately compensate named executive officers for actual performance against the criteria.

Share option and long term incentive plan grants to executive officers are set out in the tables below.

Following approval by Shareholders of the Omnibus Incentive Plan at the annual general meeting in June 2009, the Committee approved awards to all participant employees, other than Mr. Burman pursuant to the terms of his service agreement described below. Generally awards are made at the same time as the annual compensation reviews, although in fiscal 2010 they were delayed pending Shareholder approval of the Omnibus Incentive Plan. As the restricted share and performance unit awards would in effect be full value awards, the grant amounts were determined based upon the award methodology for all participants, which was equal to the historic Black Scholes valuation applied to the previous option valuation being a percentage of salary; and where appropriate, the target performance of the previous LTIP (i.e. 37.5% of the maximum award achievable).

The Committee determined that the share price to be used to determine the amount of these grants to UK officers would be equal to the average of the closing prices of a Common Share on the London Stock Exchange on the three trading days immediately preceding June 16, 2009, being the date of Shareholder approval of the Omnibus Incentive Plan, and the amount of grants to US officers would be equal to the closing price of a Common Share on the trading day before June 16, 2009.

The number of time-based restricted shares and performance-based restricted units awarded to executive officers based upon this award methodology can be seen in the “Grants of Plan-Based Awards” table below.

The Committee determined in fiscal 2010, that the pre-determined performance conditions relating to the options over shares that were granted in fiscal 2005 were not met and therefore the Committee agreed that they had all failed to vest and subsequently lapsed. Grants of performance based awards made in 2006 have already lapsed having failed to meet the performance targets. Additionally, as the pre-determined performance conditions relating to performance based awards made in fiscal 2007 and 2008 under the Company’s LTIP, were not met, the Committee determined that none of these options vested in fiscal 2010 and none of the cash element under the LTIP for awards made in fiscal 2007 or 2008 was payable.

Long Term Incentive Award Fiscal 2011

No awards were made to Mr. Burman and Mr. Boyd in fiscal 2011 although the Committee approved awards to Messrs. Light, Anderson and Montalto. As in the previous year and for the same reason, the grant amounts were determined on the same basis. The restricted share and performance unit grant amounts were determined as a percentage of salary and, where appropriate, factored in target performance. Performance targets for Messers. Light, Anderson and Montalto were based upon divisional operating profit over a three year cumulative basis. Grants were in the form of time based restricted stock and performance based restricted stock units with cliff vesting after three years for both types of awards. Again, no share options were granted. The share price to be used to determine the amount of the grant to UK officers was to be equal to the average of the closing prices of a Common Share over the three trading days preceding the grant date which in fiscal 2011 was April 2, 2010 or, to US officers equal to the closing price of a Common Share on the trading day before the grant date.

(d) Pensions & Deferred Compensation

The Company provides pension, deferred compensation and retirement benefits to named executive officers and employees, both as a retention mechanism and as a means to assist with the provision of a degree of financial security post retirement. There are different plans operating in the US and the UK.

(i) UK Executive Officers

Messrs. Boyd and Anderson participate in the UK Group Scheme, which is a funded, HM Revenue & Customs registered, final salary, occupational pension scheme. Pensionable salary is the member’s base salary, excluding all bonuses.

The main features of this pension scheme applicable to Messrs. Boyd and Anderson are:

•	a normal pension age of 60;

•	pension at normal pension age of two-thirds of final pensionable salary, subject to completion of 20 years’ service;

•	life assurance cover of four times pensionable salary; and

•	spouse’s pension on death.

All UK Group Scheme benefits were, until April 5, 2006, subject to Inland Revenue limits. Since the changes to pension taxation in the UK from April 6, 2006 and the removal of existing limits, a scheme specific earnings cap has been maintained equivalent to the previous earnings cap, increased by the Retail Price Index annually. As the tax treatment and other advantages of contributing to funded unapproved retirement benefit schemes (FURBS), to fund benefits above the earnings cap, has been eroded the Company has ceased paying contributions to the Signet FURBS. In substitution a supplement is paid in accordance with the compensation principles on an individual basis. The Company will not compensate or protect members against the consequences of the changes in taxation, but will provide members with a cash supplement in lieu of pension accrual once members reach the Lifetime Allowance limit set by the legislation if they choose to exercise this option.

(ii) US Executive Officers

In the US there are two defined contribution savings vehicles. The primary retirement vehicle is the company sponsored Sterling Jewelers Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) which is a qualified plan under Federal guidelines. The Company matched employee contributions to the 401(k) Plan at 25% of an employee’s contribution up to a maximum of 6% of an employee’s basic salary until December 2008 when the Company match was suspended. Under Federal guidelines, the 401(k) Plan contributions by senior management may be reduced based on the participation levels of lower paid employees. Therefore, a supplemental plan, the Deferred Compensation Plan an unfunded non-qualified plan under Federal guidelines, was established in 1996 for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. In 2004, the Company froze the DCP (the “Frozen DCP”), to new participants and new deferrals for tax purposes and created a second unfunded, non-qualified deferred compensation plan, for management and highly compensated employees or executives (the “DCP”).

Messrs. Burman, Light and Montalto have benefits provided via the 401(k) Plan, the Frozen DCP, and the DCP. The deferred compensation rules allowed for individual contractual contribution arrangements without any effect to its tax beneficial status. Pursuant to Mr. Burman’s service contract, the Company is required to contribute annually to the DCP 20% of Mr. Burman’s base salary, without regard to any corresponding contribution from Mr. Burman.

(e) Health & Welfare

Named executive officers participate in various health and welfare programs as well as life insurance and long term disability plans, which are generally available to other executive officers of the Company.

(f) Perquisites

Signet leases, or pays an allowance in lieu of an automobile in order to provide named executive officers with the use of a company car for business travel needs but recognizes that the vehicles may also be used for personal purposes. Vehicles are typically leased for a three year term and the cost of insurance, maintenance and fuel is also met by Signet. Historically, Signet had in certain circumstances made gross-up payments pursuant to existing employment agreements with certain named executive officers to account for the tax assessed against such executive officers with respect to these amounts. The Compensation Committee determined to generally eliminate these tax gross-ups in March 2010, except where such amounts are paid pursuant to existing employment agreements.

A limited number of other perquisites are made available to some named executive officers in order to promote business objectives and to reward experience, expertise, responsibility, seniority and leadership qualities. Signet reimburses fees for one private club membership for Mr. Burman and Mr. Light to encourage them to entertain business colleagues and customers, engage in social interaction with peers from other companies, and foster local leadership and community activities. In limited circumstances, where it is appropriate that spouses attend, Signet reimburses named executive officers for the travel expenses of spouses who accompany them on business. Historically, Signet has in certain circumstances made gross-up payments to account for the tax assessed against certain named executive officers with respect to these amounts. This practice was eliminated in March 2010, except where such amounts are paid pursuant to existing employment agreements.

(g) Service Contracts

It is the Compensation Committee’s policy that the service contracts of executive officers should be on a rolling basis with the notice period to terminate by either party not exceeding one year. Should it be necessary to grant a longer period of notice in order to recruit externally, this will be reduced to a maximum of one year after an initial period. Generally, service contracts in effect may all be terminated upon notice of one year or less. In unusual circumstances, including times of possible or actual transition of corporate control, corporate restructuring or just the desire to keep an executive or the team of named executive officers in place, free of distractions that might arise out of concern for personal financial advantage or job security, the Committee will enter into a retention agreement with one or more executive officers. At the present time the Company has one retention agreement with Mr. Burman, the Chief Executive Officer who has announced his plans to retire on January 29, 2011, which is integrated with his service contract, described below.

i) Terry Burman

Mr. Burman has a service contract (dated December 20, 2000 and amended and restated in February 2008 and November 2008) with a US subsidiary with certain covenants given by Signet Jewelers Limited. Mr. Burman has given notice that his employment will terminate on January 29, 2011. The service contract provides for a 3% increase in basic salary in each of fiscal 2010 (which was declined by Mr. Burman) and 2011 and a retention payment equal to $6,547,709, in lieu of the grant of any award under the Signet Jewelers Limited Long Term Incentive Plans in fiscal 2010 and 2011. An increase in basic salary of 6.1% was agreed for fiscal 2011 which reflected the contractual undertaking for fiscal 2010 and 2011. The Compensation Committee agreed to amend Mr. Burman’s contract in this way in 2008, as being in the best interests of the Company’s Shareholders to secure his continued service until the end of fiscal 2011, thereby providing consistency and stability at a time of general economic difficulty and securing the continuation of his services through three holiday trading periods (fiscal 2009, 2010 and 2011), which are key trading periods for the Company. The retention payment will be paid, subject to the payment delay (if any) required for “specified employees” pursuant to Section 409A of the Internal Revenue Code of 1986 (as amended) in a cash lump sum on January 31, 2011, subject to Mr. Burman’s continued employment until January 29, 2011; provided, however, that the retention payment shall vest and be paid pro-rata to the extent earlier termination is as a result of permanent disability, death, without cause, or on the basis of a constructive termination, including upon specified terminations following a change of control.

The service contract for Mr. Burman provides for termination payments in the case of early termination, other than for cause (as defined in the contract) by Signet or in the event of specified constructive terminations, including certain terminations following a change of control. In these circumstances the amount of termination payments due to Mr. Burman would equal, in summary, the aggregate of (i) an amount equal to 100% of his base salary in the year of termination, (ii) his short-term bonus (whether or not vested) in respect of the proportion of the fiscal year prior to the effective date of termination, (iii) 25% of his base salary in respect of pension and other benefits for the year of termination, (iv) a sum equal to a variable percentage (currently 68.21%) of the cash bonus to which he may have become entitled under the annual bonus plan and (v) a pro-rata portion of the retention payment. Mr. Burman also receives a pro-rata portion of his bonus upon death or disability.

If the Company were to reduce or eliminate the Directors’ and Officers’ liability insurance, although the Board has no intention of doing so, such that Mr. Burman does not have coverage which meets at least £100 million aggregate coverage limit and £50 million Side A aggregate dedicated coverage limits, then Mr. Burman may be permitted upon 90 days’ written notice to terminate his employment. In the event of such termination the Company will pay Mr. Burman his base salary and short term bonus and retention payment pro-rated to the date of termination. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan and the service contract contains confidentiality and non-competition clauses. See below for further details of termination payments.

ii) Walker Boyd

Mr. Boyd has a service contract (dated June 14, 1995 and amended on May 15, 2000 and November 10, 2008) with a UK subsidiary. Mr. Boyd has given notice that his employment will terminate on June 25, 2010. Mr. Boyd’s service contract provides for termination payments in the case of early termination other than for cause (as defined in the contract) by Signet or in the event of certain changes of control. The amount of termination payments due to Mr. Boyd in the case of early termination by Signet in the event of certain changes of control would equal, in summary, the aggregate of (i) his annual salary at the time of termination, (ii) the market value of the contractual benefits in kind (including any pension contribution) to which he may have become entitled during the 12 months following termination, and (iii) all payments to which he would have become entitled under the annual bonus plan during the same 12 month period. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the service contract contains confidentiality and non-competition clauses. See below for further details of termination payments.

In response to Mr. Boyd’s intention to retire in June 2010, and in recognition of his long and distinguished service with the Company, the Compensation Committee exercised its discretion, where possible under the terms of the relevant compensation plans, to accelerate vesting of options and restricted stock grants and extend exercisability of options beyond cessation of his employment (but not beyond normal lapse dates) as follows:

•

For already vested options, the Compensation Committee has extended the exercise date of 62,338 of these options having an exercise price ranging from $21.56 to $41.00 for an additional 12 months following cessation of employment or until their normal lapse date;

•

For 43,807 unvested options having an exercise price of between $42.40 and $49.80, the Compensation Committee agreed to permit exercise of these options until their stated lapse dates of April 11, 2015 and April 23, 2017. Subsequently these options failed to vest as the performance conditions were not met and have therefore lapsed;

•

For 40,407 options having an exercise price of $24.80 that have not yet vested, the Compensation Committee has agreed to permit exercise of these options until their stated lapse date of April 13, 2018;

•	For time-based restricted stock grants, the Compensation Committee has accelerated vesting of 14,331 restricted stock units pro rata from the date of grant to June 25, 2010 by approximately 24 months;

•

For performance-based restricted stock grants, the Compensation Committee has accelerated vesting of 28,662 restricted stock units, at maximum, pro rata from the date of grant to June 25, 2010 (first full year of three year performance cycle, and first five months of second year, with pro rata performance criteria to be based upon actual performance).

The Compensation Committee did not have discretion with respect to the Company’s share savings plan, which provides that in the event of early retirement, unless options have been held for three years or more, no exercise will be permitted. As a result, Mr. Boyd will forfeit 1,241 options granted under the Company’s share save plan, and Mr. Boyd’s cash contributions will be returned to him. Additionally, Mr. Boyd currently holds awards under the Company’s old long term incentive plan entitling him to certain stock and cash, valued at $1,075,969 based upon the closing price of a Common Share of $27.36 at January 30, 2010, if specified performance criteria are met. The Compensation Committee has no discretion to extend these awards beyond Mr. Boyd’s cessation of employment, and as it is unlikely that the applicable performance criteria will be met, the Company expects that these awards will not vest and will lapse.

As reflected above, the Compensation Committee has agreed that any short term bonus due to Mr. Boyd in respect of fiscal 2011 will be paid pro rata to June 25, 2010, but will be calculated and payable on the basis of actual results when known after the end of fiscal 2011.

iii) Mark Light

Mr. Light has a service contract (dated 26 April 2002 and amended and restated in August 2004 and amended in January 2006) with a US subsidiary. The Company may terminate the contract at any time by notice in writing with immediate effect. In the case of termination other than for cause (as defined in the contract) the Company is obligated to continue to pay salary for 12 months from the date of termination. Mr. Light also receives a pro rata portion of his annual bonus upon disability and six months of salary continuation and a pro rata portion of his annual bonus upon death. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the service contract contains confidentiality and non-competition clauses. See below for further details of termination payments.

iv) Robert Anderson

Mr. Anderson has a service contract (dated 1 March 2003) with a UK subsidiary which can be terminated on one year’s notice in writing by either party or terminates on his 65th birthday. In the case of early termination, the contract provides for salary to be paid in lieu of notice for 12 months from date of termination. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the service contract contains confidentiality and non-competition clauses. See below for further details of termination payments.

v) William Montalto

Mr. Montalto has a service contract (dated May 10, 1996 and amended and restated in August 2004 and amended in September 2006, September 2007 and December 2007), with a US subsidiary. The Company may terminate the contract at any time by notice in writing with immediate effect. In the case of termination other than for cause (as defined in the contract) the Company is obligated to continue to pay salary for 12 months from the date of termination. Mr. Montalto also receives a pro rata portion of his annual bonus upon disability and six months of salary continuation and a pro rata portion of his annual bonus upon death. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the service contract contains confidentiality and non-competition clauses. See below for further details of termination payments.

vi) Service Contract for New Chief Financial Officer

In addition to the service agreements for the named executive officers described above, on April 12, 2010, a US subsidiary of the Company entered into a service contract dated April 12, 2010 with Ronald Ristau, appointing him Chief Financial Officer with effect from June 26, 2010. He joined the Company on April 15, 2010 as Chief Financial Officer Designate and will succeed Mr. Boyd upon his retirement on June 25, 2010.

The Company may terminate the contract at any time by notice in writing with immediate effect. In the case of termination other than for cause (as defined in the contract), the Company is obligated to continue to pay salary for 12 months from the date of termination. Mr. Ristau would also be entitled to earn a bonus and Omnibus Incentive Plan award on a pro-rata basis for the year of termination. The service contract contains confidentiality and non-competition clauses. Mr. Ristau’s starting annual salary is $650,000, with a maximum annual bonus target capacity of 120% and target Omnibus Incentive Plan award of 115% of salary among other benefits, including relocation expenses on a grossed-up basis.

Termination will be subject to severance obligations if Mr. Ristau’s employment is terminated without cause (as defined in the contract) or if Mr. Ristau terminates his employment due to constructive termination (as defined in the contract and including certain events occurring within the one-year following a change of control). Upon the events described above, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Ristau will be entitled to (i) continued payment of base salary then in effect for 12 months (6 months in the case of the executive’s resignation during a specified period as described in the definition of constructive termination), (ii) a pro-rata portion of the annual bonus for the fiscal year in which such termination occurs, and (iii) a pro-rata portion of the Omnibus Incentive Plan award for the performance period in which such termination occurs. The service contract also includes other customary terms, including with respect to disability and death.

During the term of employment and for specified periods thereafter Mr. Ristau will be subject to confidentiality, non-solicitation, and non-competition restrictions.

h) Equity Ownership by Executive Officers and Directors

The Company has a share ownership policy applicable to Directors, the Chief Executive Officer and the Group Finance Director to better align management’s interests with those of Shareholders over the long-term.

The Chief Executive Officer is expected to build a holding of Common Shares equal to at least twice his base salary and the Group Finance Director to at least one times his base salary. Until these levels have been achieved, half of any after tax option gains made on the exercise of share options under the 2003 Plans are expected to be held in the Company’s shares. In addition, a $250,000 minimum share ownership requirement, to be achieved within 5 years of selection as Chairman, is required by the Chairman and a $150,000 minimum share ownership requirement, to be achieved within 5 years of election to the Board of Directors is required by the independent Directors. However once achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. The holding is to be maintained while he or she is an executive officer or Director, as applicable, of the Company.

i) Termination for Cause and Violation of Non-Compete Covenants

Share options granted under the employee incentive plans may not be exercised after a termination for cause. Performance-based restricted share units will not vest if termination for cause occurs before the conclusion of the three-year performance period. All executive officer service agreements contain a non-competition covenant that has between a 9 and 12 month post-employment term. Violation of the non-compete covenants will result in potential litigation.

j) Limitation under Section 162(m) of the Revenue Code

Section 162(m) of the Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to certain of the named executive officers. This denial of deduction is subject to an exception for “performance-based compensation”. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations and current outstanding awards do not qualify as performance-based compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Members of the Compensation Committee:

Robert Blanchard (Chairman)

Dale Hilpert

Thomas Plaskett

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary $	Stock Awards $(1)	Option Awards $(1)	Non-equity incentive plan compensation $	Change in pension value and non-qualified deferred compensation earnings $(2)	All other compensation $	Total $
Terry Burman CEO(3)	2010	1,622,250	—	—	3,244,500	—	426,576	5,293,326
	2009	1,613,891	—	1,646,926	502,086	—	423,088	4,185,991
	2008	1,558,667	—	1,781,768	—	—	422,748	3,763,183

Walker Boyd CFO(4)(5)	2010	696,023	551,657	—	696,023	230,792	249,234	2,423,729
	2009	762,344	—	252,522	123,145	114,776	268,218	1,521,005
	2008	840,000	—	367,312	—	112,454	247,970	1,567,736

Mark Light US CEO(6)	2010	822,000	833,431	—	986,400	—	46,864	2,688,695
	2009	816,246	—	381,762	140,809	—	79,003	1,417,820
	2008	785,333	—	404,281	—	—	115,313	1,304,927

Robert Anderson UK CEO(4)(7)	2010	556,182	328,122	—	556,182	139,119	115,514	1,695,119
	2009	606,375	—	152,660	98,403	—	144,445	1,001,883
	2008	653,333	—	208,194	—	—	155,710	1,017,237

William Montalto US COO(8)	2010	580,600	383,509	—	580,600	—	21,363	1,566,072
	2009	576,520	—	156,476	82,943	—	53,447	869,386
	2008	558,333	—	163,286	—	—	71,622	793,241

(1)	In accordance with ASC 718, the amounts calculated are based on the aggregate grant date fair value of the restricted stock units (in the column entitled “Stock Awards”) and stock option awards (in the column entitled “Option Awards”) in the year of grant based upon the possible outcome of performance conditions. For information on the valuation assumptions, refer to note 22 in the Signet financial statements filed on Form 10-K for the fiscal year ended January 30, 2010.

(2)	This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the Executive’s accumulated benefit under all defined benefit and actuarial plans.

(3)	Mr. Burman’s fiscal 2010 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”; Company contribution to the deferred compensation scheme ($324,450); Tax gross-up (paid pursuant to existing employment contract) ($45,718); company car and fuel allowance ($31,986); spousal travel ($10,774); 401(k) matching contribution ($312); life, disability and medical insurance premiums ($8,441) and club subscriptions ($4,895).

(4)	Compensation is paid in pounds sterling: amounts reported reflect an average exchange rate of £1:US$1.59 for fiscal 2010 (£1:US$1.75 for fiscal 2009; and £1:US$2.00 for fiscal 2008).

(5)	Mr. Boyd’s fiscal 2010 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Pension supplement ($203,615); company car and fuel allowance ($40,170); and life, disability and medical insurance premiums ($5,449). The maximum value of stock awards granted in the year was $824,863.

(6)

Mr. Light’s fiscal 2010 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Company contribution to the deferred compensation scheme ($7,040); Tax gross-up (paid pursuant to existing contract) ($17,751); company car and fuel allowance ($16,732); 401(k) matching contribution ($356); life, disability and medical insurance premiums ($90) and club subscriptions ($4,895). The maximum value of stock awards granted in the year was $1,246,285.

(7)	Mr. Anderson’s fiscal 2010 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Pension supplement ($74,663); company car and fuel allowance ($37,783); and life, disability and medical insurance premiums ($3,068). The maximum value of stock awards granted in the year was $490,625.

(8)	Mr. Montalto’s fiscal 2010 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Tax gross-up (paid pursuant to existing contract) ($9,138); company car and fuel allowance ($11,085); 401(k) matching contribution ($744); and life, disability and medical insurance premiums ($396). The maximum value of stock awards granted in the year was $573,488.

GRANTS OF PLAN-BASED AWARDS

Set forth below is information concerning grants of plan-based awards made during the fiscal year ended January 30, 2010.

			Estimated Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards: Number of shares or Units	Grant date fair value of Stock and Option Award(4)
Name		Grant Date	Threshold $	Target $	Max $	Target #	Max #	#	$
Terry Burman	(1)	March 13, 2009	—	1,622,250	3,244,500

Walker Boyd(5)	(1)	March 13, 2009	—	348,011	696,023
	(2)	June 16, 2009				14,331	28,662		273,208
	(3)	June 16, 2009						14,331	278,449

Mark Light	(1)	March 13, 2009	—	493,200	986,400
	(2)	June 16, 2009				21,447	42,894		412,855
	(3)	June 16, 2009						21,447	420,576

Robert Anderson	(1)	March 13, 2009	—	278,091	556,182
	(2)	June 16, 2009				8,524	17,048		162,503
	(3)	June 16, 2009						8,524	165,619

William Montalto	(1)	March 13, 2009	—	290,300	580,600
	(2)	June 16, 2009				9,869	19,738		189,978
	(3)	June 16, 2009						9,869	193,531

(1)	Represents bonus opportunities under the Company’s annual bonus plan for fiscal 2010. The target bonus levels for Messrs. Burman, Boyd, Light, Anderson and Montalto for fiscal 2010 expressed as a percentage of base salary were 100%, 50%, 60%, 50%, and 50%, respectively and the maximum bonus levels were 200%, 100% 120%, 100% and 100%. based on goals established by the Compensation Committee for EBIT and cash flow. For a more detailed description of the Company’s annual bonus plan, including a discussion of the Company’s performance with respect to goals, see the “Compensation Discussion and Analysis” above.

(2)	Represent performance-based restricted share units granted under the Omnibus Incentive Plan. Under the terms of these awards, these restricted stock units are to vest as to 100% of the shares covered thereby on the third anniversary of grant date. However, under the terms of these awards, the restricted stock units are to terminate in the event the Company fails to achieve a minimum cumulative EBIT and cash flow goals in each of fiscal 2010, 2011 and 2012. The Company satisfied the minimum EBIT and cash flow goals for fiscal 2010.

(3)	Represents time-vesting restricted share award granted under the Omnibus Incentive Plan. These time-vesting restricted share units will vest as to 100% of the shares covered thereby on the third anniversary of grant date. Upon vesting, the holder is entitled to receive one Common Share per restricted stock unit. Holders of time-vesting restricted share units are not entitled to receive dividends with respect to such awards until the awards vest.

(4)	Represents the grant date fair value of each equity-based award as determined in accordance with ASC 718. The actual value received by the named Executive Officers with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company’s actual financial performance and share value when the shares are received.

(5)	In relation to Mr. Boyd’s retirement in June 2010, the Compensation Committee has in accordance with the rules of the Omnibus Incentive Plan, allowed vesting of both performance based restricted share units and time based restricted shares, pro-rata from date of grant to the date of termination of Mr Boyd’s contract. This was allowed due to his retirement, on good terms, from long and distinguished service. In the case of the time based restricted shares this is for approximately 12 months, and for performance based restricted share units for the entire first year of the three year performance cycle and for approximately five months of the second year, with the pro rata performance criteria based upon the actual performance during that time.

The following table summarises the number of securities to be issued upon exercise of outstanding options and available for future issuance under equity compensation plans:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,121,659	(1)	$27.95	(2)	6,424,111
Equity compensation plans not approved by security holders	—		—		—
Total	3,121,659		$27.95	(2)	6,424,111

1)	Shares indicated include vesting of all future performance conditions being achieved at maximum levels.

2)	Calculated at an average exchange rate of £1:$1.59.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS (1)						STOCK AWARDS
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options	Option Exercise Price	Option Expiration Date	Number of shares or units that have not vested	Market value of shares or units that have not vested $(2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $(2)
Terry Burman	190,370(3)				$31.78	July 13, 2013
	156,463(4)				$41.00	April 4, 2014
				159,669(21)	$42.40	April 11, 2015
				126,505(5)	$49.80	April 23, 2017
				261,652(6)	$24.80	April 13, 2018
				25,734(5)	$1.00 in total	April 23, 2017
				51,667(6)	$1.00 in total	April 13, 2018
		731	(7)		$13.13	January 31, 2011

Walker Boyd	8,970(8)				$21.56(9)	May 4, 2011
	11,250(10)				$34.46(11)	June 25, 2011
	19,871(3)				$31.78(12)	July 13, 2013
	22,247(4)				$41.00(13)	April 4, 2014
				23,312(21)	$42.40(22)	April 11, 2015
				20,495(5)	$49.80(23)	April 23, 2017
				40,407(6)	$24.80(24)	April 13, 2018
				6,773(5)	$2.00(27) in total	April 23, 2017
				12,964(6)	$1.97(27) in total	April 13, 2018
				1,241(28)	$13.13(15)	June 25, 2010
							14,331(29)	392,096	28,662(29)	784,192

	OPTION AWARDS (1)					STOCK AWARDS
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options	Option Exercise Price	Option Expiration Date	Number of shares or units that have not vested	Market value of shares or units that have not vested $(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested $(2)
Mark Light	14,508(10)			$34.46	April 10, 2012
	16,463(4)			$41.00	April 4, 2014
			16,951(21)	$42.40	April 11, 2015
		12,137(18)	13,565(5)	$49.80	April 23, 2017
		41,576(6)	51,612(6)	$24.80	April 13, 2018
			8,032(5)	$1.00 in total	April 23, 2017
			16,129(6)	$1.00 in total	April 13, 2018
		731(7)		$13.13	January 31, 2011
						21,447(16)	586,790	42,894(17)	1,173,607
Robert Anderson	11,627(8)			$21.56(9)	May 4, 2011
	8,020(10)			$34.46(11)	April 10, 2012
	16,109(19)			$26.16(25)	April 24, 2013
	12,584(4)			$41.00(13)	April 4, 2014
			13,099(21)	$42.40(22)	April 11, 2015
		5,305(20)	5,304(5)	$49.80(23)	April 23, 2017
		17,938(6)	3,588(6)	$24.80(24)	April 13, 2018
	1,772(8)			$1.43(27) in total	May 4, 2011
	1,157(26)			$1.45(27) in total	April 25, 2012
			4,779(5)	$2.00(27) in total	April 23, 2017
			9,149(6)	$1.97(27) in total	April 13, 2018
		1,241(14)		$13.13(15)	June 30, 2012
						8,524(16)	233,217	17,048(17)	466,433

	OPTION AWARDS (1)								STOCK AWARDS
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options		Option Exercise Price	Option Expiration Date	Number of shares or units that have not vested		Market value of shares or units that have not vested $(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested $(2)
William Montalto	11,171	(10)					$34.46	April 10, 2012
	12,585	(4)					$41.00	April 4, 2014
					13,018	(21)	$42.40	April 11, 2015
			11,345	(30)			$49.80	April 23, 2017
			22,782	(6)			$24.80	April 13, 2018
					3,971	(5)	$1.00 in total	April 23, 2017
					7,974	(6)	$1.00 in total	April 13, 2018
									9,869	(16)	270,016	19,738	(17)	540,032

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)	All options have a grant date ten years prior to expiration date shown. All options cliff vest after three year vesting period following the grant date, subject to the attainment of the relevant performance objectives. The amount reflected indicates the maximum number of shares that would vest upon attainment of all performance objectives.
(2)	Calculated using the Common Shares price as at January 30, 2010 of $27.36.
(3)	This grant vested on July 13, 2006.
(4)	This grant vested on April 4, 2007.
(5)	This grant did not vest on April 23, 2010 as the performance conditions were not achieved.
(6)	This grant will potentially vest on April 13, 2011.
(7)	This grant will vest on November 1, 2010.
(8)	This grant vested on May 4, 2004.
(9)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £15.05.
(10)	This grant vested on April 10, 2005.
(11)	US dollar amount reflected in the table above is currency conversion on the date of grant from the actual per share exercise price of £24.00.
(12)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £19.50.
(13)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £22.25.
(14)	This grant will vest on January 1, 2012.

(15)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £7.735.
(16)	This grant will vest on June 15, 2012.
(17)	This grant will potentially vest on March 30, 2012.
(18)	Performance conditions have been waived by the Compensation Committee for the portion of the vesting period remaining as of October 2008, when the named executive officer ceased being a director, as the performance conditions were intended to only apply to directors. These options vested on April 23, 2010.
(19)	This grant vested on April 24, 2006.
(20)	Performance conditions have been waived by the Compensation Committee for the portion of the vesting period remaining as of September 2008, when the named executive officer ceased being a director, as the performance conditions were intended to only apply to directors. These options vested on April 23, 2010.
(21)	This grant did not vest on April 11, 2010 as the performance conditions were not achieved.
(22)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual per share exercise price of £22.52.
(23)	US dollar amount reflected in the table above is a currency conversion at the table of grant from the actual per share exercise price of £24.88.
(24)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual per share exercise price of £13.00.
(25)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual per share exercise price of £16.45
(26)	This grant vested on April 25, 2005.
(27)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual exercise price of £1.00.
(28)	This grant will lapse on June 25, 2010 due to retirement.
(29)	The Compensation Committee has agreed to accelerate the vesting of this share award. See page 32.
(30)	This grant will vest on April 23, 2010.

Additional Information Concerning Option and Share Awards

i) Share Option Plans Pre Fiscal 2010

Prior to the Scheme of Arrangement in 2008, the Company operated an executive share option plan known as the Signet Group plc 1993 Executive Share Option Scheme (the “1993 Scheme”). Under the 1993 Scheme no further options may be granted but existing options are exercisable for shares until the scheme expires in 2013. In 2003 new plans were introduced by the Company which replaced the 1993 Scheme: the Signet Group plc UK Inland Revenue Approved Share Option Plan 2003; the Signet Group plc International Share Option Plan 2003; and the Signet Group plc US Share Option Plan 2003 (collectively the “2003 Plans”). Although no further options may be granted under the 2003 Plans, existing options continue to be exercisable for shares. Further details of the plans and the applicable performance conditions are set out below.

The Company established replacement plans, substantially similar to the 2003 Plans, which were approved in principle by Shareholders at the Annual General Meeting of Shareholders held on August 19, 2008 called to approve the implementation of the Court approved Scheme of Arrangement. These are the Signet Jewelers Limited UK Approved Share Option Plan 2008, the Signet Jewelers Limited International Share Option Plan 2008 and the Signet Jewelers Limited US Share Option Plan 2008 (collectively the “Replacement Plans”).

However, no option awards have been granted under the Replacement Plans, and since the adoption of the Omnibus Incentive Plan and its approval by Shareholders at the Annual General Meeting of Shareholders held on June 16, 2009, no new options may be granted under the Replacement Plans, which were replaced by the Omnibus Incentive Plan, which is described below.

Performance-Based Share Option Grants Prior to Fiscal 2010

Vesting of performance-based share option units granted prior to grants made in fiscal 2010 is dependent upon achievement of a cumulative earnings per share (“EPS”) goal over the three-year performance period following the grant.

Share option and long term incentive plan grants to named executive officers are set out in the Outstanding Equity Awards at Fiscal Year End Table above and the Option Exercises and Shares Vested Table below. The option exercise price of the options awarded to Messrs. Boyd and Anderson were actually granted in pounds sterling. See the table above for currency conversion information.

Grants to Named Executive Officers

For the grants made in fiscal 2008, which were the last grants made under the 2003 Plans and based upon the comparator company surveys conducted, in both the US and the UK a share option grant equivalent to 400% of base salary was made to Signet’s Chief Executive and a grant of options equal to 120% of base salary to the Group Finance Director. Similarly, on the basis of survey data and performance the Chief Executive Officers of the US and the UK divisions were awarded grants of options equal to 160% and 80% of base salary respectively and a grant of options equal to 100% of base salary was made to the US COO.

The conditions set by the Compensation Committee for the exercise of options granted under the 1993 Scheme were that for vesting to take place, a post inflation minimum growth in earnings per share of 10% over any consecutive three year period had to be achieved. Under the 2003 Plans, for vesting to take place, a post inflation minimum growth in earnings per share of 10% from a fixed base year applied over a three year period, or, only for the grants made in fiscal 2006, 12.55% over a four year period, or 15.92% over a five year period has to be achieved. The performance conditions were chosen as the Compensation Committee believed them to be in line with market practice. These conditions have been met in respect of the options granted between October 1997 and April 2004; the performance criteria having been satisfied in each case over the first three year period following the grant of the options apart from the options granted in April and July 2003. The performance criteria for the options granted in fiscal 2004 were satisfied in the fourth year of the grant. These options are reflected in the table above. The performance criteria for the options granted in fiscal 2006 and fiscal 2007 have not been satisfied and the awards have lapsed. The Binomial option-pricing model was used to determine the fair value for options granted in the last three years and is shown in the Summary Compensation Table above.

Options generally become exercisable no earlier than the third anniversary of the date of grant and generally expire on the earlier of (i) the tenth anniversary of the date of grant, (ii) the date of termination of the participant’s service with Signet, (iii) six months following the date of the participant’s termination of service with Signet due to ill health or disability, or (iv) the expiration date set forth in the participant’s award agreement. Options that have not already vested will only vest and become exercisable on the dates detailed subject to satisfaction of the specified performance criteria.

ii) Long Term Incentive Plan (“LTIP”) Pre-Fiscal 2010

Shareholders gave approval, in 2008, to the Signet Group plc 2008 Long Term Incentive Plan (the “Replacement LTIP”) which was a replacement for the Signet Group plc 2005 Long Term Incentive Plan (the “2005 LTIP”), which in turn was a replacement for the Signet Group plc 2000 Long Term Incentive Plan (the “2000 LTIP”) which had expired in 2005 (together the “LTIPs”).

Options and awards continue to subsist under the 2000 LTIP and 2005 LTIP.

No LTIP awards have been granted under the Replacement LTIP and since the adoption of the Omnibus Incentive Plan and its approval by Shareholders at the Annual General Meeting held on June 16, 2009, no new awards may be granted under the Replacement LTIP, this plan having been replaced in turn by the Omnibus Incentive Plan, which is described further below.

The performance measures as they apply under the 2005 LTIP as agreed by the Committee depends upon the profit growth exceeding the minimum threshold inflation level, in which case the amount of the award will be calculated on a straight line basis from that level up to a specified inflection point, which for fiscal 2009, the final time an award was made under this plan, was 8%. At that point 37.5% of the award will vest, and then at an accelerated rate on a straight line basis up to the maximum level of award at 12%. This maximum is equal to a specified percentage of base salary at the time at which the award vests.

If the minimum threshold inflation level of profit growth is achieved but the maximum award has not been earned, then the award may be increased on the basis of the return on capital employed (“ROCE”) performance. In no event, however, can any such increase result in the applicable maximum award amount.

When the performance conditions have been satisfied, 50% of the amount which vests will be payable in cash and the other 50% will consist of the grant of an option to acquire shares in the Company, the number of share being determined by using the middle market price on the day preceding the grant of the award. For the fiscal 2008 and fiscal 2009 awards, that share price of the Company was $49.80 and $24.80 respectively. The participants can normally exercise their option at any time after vesting until the tenth anniversary of the grant of the award. It is however unlikely that the applicable performance criteria will be met and the Company expects that these awards will not vest and will lapse.

The first table below shows the percentages and the inflection points which have been specified for the existing awards and indicates the relevant profits and ROCE to be used for measurement. The second table shows the percentages of salary to be paid to the named executive officers for exceeding the specified profit growth and the percentages of salary paid for every 0.5% ROCE exceeds the specified level.

LTIP performance criteria

	Fiscal 2009 award			Fiscal 2008 award
	Corporate %	UK %	US %	Corporate %	UK %	US %
Minimum performance for any vesting:
Profit measure	Profit growth in excess of threshold inflation level
ROCE measure	15.4	26.4	14.2	19.8	31.4	18.7
Profit growth performance measure
Profit growth rate inflection point	8.0	8.0	8.0	10.0	10.0	10.0
Profit growth for maximum vesting	12.0	12.0	12.0	15.0	15.0	15.0
ROCE performance measure:
Specified ROCE required	16.4	27.4	15.2	20.8	32.4	19.7

Performance criteria

Profit growth	% Salary paid for profit growth
	Terry Burman		Walker Boyd		Mark Light		Robert Anderson		William Montalto
	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008
At Inflection point	59.25	59.25	28.9	28.9	37.5	37.5	25.5	25.5	26.25	26.25
At Maximum vesting	158.0	158.0	77.0	77.0	100.0	100.0	68.0	68.0	70.0	70.0

ROCE Performance	% salary for each 0.5% ROCE exceeds specified level
	Terry Burman		Walker Boyd		Mark Light		Robert Anderson		William Montalto
	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008
	11.3	11.3	4.6	4.6	8.0	8.0	2.7	2.7	5.3	5.3

iii) Omnibus Incentive Plan Fiscal 2010 and Later

In accordance with the undertaking given in the circular to Shareholders dated July 24, 2008 which detailed the proposed Scheme of Arrangement to establish Signet Group plc as a wholly owned subsidiary of Signet Jewelers Limited during fiscal 2009, the Compensation Committee has reviewed the existing incentive plans. In doing so it took into account the re-domicile and change of primary listing, the increasing involvement of Signet in the US and the compensation policies of comparator companies, together with the desire to implement policies more in line with companies who have their primary listing in the US. Having completed this review, the Committee considered that it was appropriate to realign its compensation practices with those more usual in the US maintaining its commitment that a considerable element of compensation should be incentive based. As a result the Omnibus Incentive Plan was approved by Shareholders at the Annual General Meeting in 2009. Following approval by Shareholders of the Omnibus Incentive Plan, no further grants or awards may be made under the existing share plans and the LTIP, although existing grants and awards still subsist.

OPTION EXERCISES AND SHARES VESTED

This table shows the numbers and value of share options exercised by the named executive officers in fiscal 2010 and the time based restricted stock and performance based restricted stock units and share options that vested in fiscal 2010.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise $		Number of shares acquired on vesting	Value realized on vesting $
Terry Burman	—	—		—	—
Walker Boyd	30,592	250,518	(1)	—	—
Mark Light	—	—		—	—
Robert Anderson	—	—		—	—
William Montalto	—	—		—	—

(1) An exchange rate of £1:US$1.59 was used to determine the exercise value as these share options were exercised in pound sterling.

PENSION BENEFITS

Name	Plan name	Number of years credited service	Actuarial present value of accumulated benefits $	Payments during last fiscal year $
Terry Burman	—	—	—	—
Walker Boyd	Signet Group Pension Scheme	17	2,341,529	—
Mark Light	—	—	—	—
Robert Anderson	Signet Group Pension Scheme	9	676,341	—
William Montalto	—	—	—	—

Signet has established a number of retirement plans for eligible employees in each division. In the UK, the primary retirement plan is the Signet Group Pension Scheme. The named executive officers of the Company are eligible to participate in the plan and the main benefits are discussed below.

Company Pension and Deferred Compensation

Pension benefits in respect of the UK based named executive officers are determined on a pounds sterling basis but are disclosed here using an average exchange rate of £1:$1.59 and are set out below.

Pension Benefits for Mr. Boyd

Fiscal 2010
$
Change in accrued benefits during the year (gross of inflation)	11,853
Change in accrued benefits during the year (net of inflation)	11,853
Accrued benefits at the end of the year	116,337
Transfer value of change in accrued pension (net of inflation)	230,792
Transfer value of accrued benefits at the beginning of the year	2,002,786
Transfer value of accrued benefits at the end of the year	2,341,529
Change in transfer value of accrued benefits(1)	338,743

Pension Benefits for Mr. Anderson

Fiscal 2010
$
Change in accrued benefits during the year (gross of inflation)	7,341
Change in accrued benefits during the year (net of inflation)	7,341
Accrued benefits at the end of the year	35,689
Transfer value of change in accrued pension (net of inflation)	139,119
Transfer value of accrued benefits at the beginning of the year	508,089
Transfer value of accrued benefits at the end of the year	676,341
Change in transfer value of accrued benefits(1)	168,252

(1)	Calculated in accordance with the UK Occupational Pension Schemes (Transfer Value) Regulations 2008.

Retirement

Mr. Boyd has elected to take early retirement from June 25, 2010. His early retirement benefit under the Signet Group Pension Scheme is estimated to be $119,056 per year, dependent upon any cash sum he elects to take. He has elected to take a single lump sum of $435,567 under the FURBS Plan.

The relevant rules of the Signet Group Pension Scheme provide that early retirement requires an actuarial reduction, which should be applied to reduce the pension payable on early retirement. However it had been the policy over many years to waive the reduced actuarial valuation to long serving employees as they retire, provided that they were within five years of their normal retirement age. This has no effect in terms of incremental costs to the Company as the actuary makes assumptions for the waiving of early retirement actuarial reduction in his costing calculations. It was agreed by the Company therefore that in accordance with the historical practice that the normal retirement date actuarial basis be applied in Mr. Boyd’s case, so that the actuarial valuation of pension is not reduced as a result only of early retirement but rather is based upon an actuarial factor that would have been used if retirement had taken place at normal retirement age, 22 months later.

Pension Valuation

The pension valuation is based upon the following factors:

•	The pension accrual value shown is the amount which would be paid annually on retirement based on service to the end of the year;

•	Transfer values have been calculated in accordance with the Occupational Pension Schemes (Transfer Value) Regulations 2008;

•	The transfer value of accrued pensions do not allow for discretionary pension increases on service prior to April 6, 1997;

•

The value of net increase represents the incremental value to the named executive officer of his service during the year, calculated on the assumption service terminated at the year-end. It is based on the accrued pension increase;

•

The change in the transfer value includes the effect of fluctuations in the transfer value due to factors beyond the control of the Company and named executive officers, such as stockmarket movements, economic conditions and changes in the transfer value basis;

•

Mr. Anderson’s total accrued pension and the value of the accrued pension as at January 31, 2009 and January 30, 2010 are based on the benefits accrued for all service in the Signet Group Pension Scheme. Mr. Anderson’s benefits have been restricted to the UK HMRC maximum allowing for his retained benefits with Marks & Spencer, his previous employer; and

•	Voluntary contributions paid by named executive officers and resulting benefits are not shown.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive contribution in last fiscal year $	Registrant contribution in last fiscal year $	Aggregate earnings in last fiscal year $	Aggregate withdrawals/ distributions $	Aggregate balance at last fiscal year end $
Terry Burman	—	324,450	99,680	7,350,139	346,495
Walker Boyd	—	—	—	—	—
Mark Light	14,081	7,040	23,253	1,906,825	—
Robert Anderson	—	—	—	—	—
William Montalto	—	—	42,869	3,523,271	—

The US based named executive officers are participants of the Company’s two deferred compensation plans described below. Contributions made by Signet’s US division in respect of Mr. Burman during the period totaled $324,450 and those for Mr. Light during the period totaled $7,040 and those for Mr. Montalto of the US division during the period totaled $nil.

The Company established two unfunded, non-qualified Deferred Compensation Plans, one of which permits certain management and highly compensated employees or directors to elect annually to defer all or a portion of their remuneration and earn interest on the deferred amounts (the “DCP”), and the other of which was frozen at the end of 2004 as to new participants and new deferrals (the “Frozen DCP”). Until December 2008, the Company made a matching contribution to the Company’s DCP equal to 50% of an employee’s contribution up to a maximum of 10% of the individual’s basic salary and bonus. Under the transition arrangements for the implementation of section 409A of the Internal Revenue Code of 1986 (as amended) participants in the DCP have been permitted by the Board to elect for distribution of all or a portion of their accounts and each of the US named executive officers elected to do so, with a return of contributions and interest being made in June 2009.

The main features of the DCP are:

•	Participation is open to directors and executive officers of the US division as well as other vice presidents and “director-level” employees of the Company;

•	Currently directors of the US division may defer all of their cash compensation;

•	Currently employees may defer up to 50% of their salary and up to 90% of their cash annual incentive or bonus compensation but the plan permits deferrals of up to 100% of all compensation;

•	The company makes no contribution (other than under the contractual arrangements with Mr. Burman) and guarantees no specific return on money deferred;

•	Deferred compensation is invested by the trustee in various mutual funds as directed by Signet, which follows the directions of participants;

•	The value in the participant’s account (and Signet’s responsibility for payment) is measured by the return on the investments selected by the participant;

•

Deferrals may be paid out upon separation from service or on specified “in-service” dates; participants must elect to make deferrals in advance of the period during which the deferred compensation is earned; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of services.

Mr. Burman has elected to retire on January 29, 2011. As of January 29, 2011, Mr. Burman will be entitled to approximately $687,142 under the DCP. In addition, he will earn interest on this amount during any required delay period applicable to specified employees pursuant to Section 409A. Mr. Burman no longer has any amounts due to him under the Frozen DCP. He will also be entitled to receive his balance under the 401(k) Plan in accordance with the terms of such plan.

TERMINATION PAYMENTS

The following table shows payments, the value of accelerated vesting of equity compensation and the value of benefits that would have been provided, or that would have accrued, to the named executive officers in the event of a termination of employment or if a change in control of the Company had occurred on January 30, 2010 and on the further assumption that the employment of the named executive officer was involuntarily terminated without cause at that time.

Name	Early vesting of stock option grants awarded pre 2009(1)	Early vesting of restricted stock units(1)	Cash severance payment $(2)	Welfare benefits $		Total $
Terry Burman	753,086	—	9,247,141	405,563	(3)	10,405,790
Walker Boyd	149,452	217,831	1,740,058	480,026	(4)	2,587,367
Mark Light	194,288	325,994	1,808,400	—		2,328,682
Robert Anderson	96,357	129,565	1,112,364	—		1,338,286
William Montalto	90,412	150,009	1,161,200	—		1,401,621

(1)	The value of early vesting of share options and of performance-based restricted share units was determined using $27.36 per share, the closing value of the Company’s Common Shares on January 30, 2010. In the event of a change in control, such units may vest at the maximum number of shares.
(2)	Cash severance payments were determined by applying the provisions of the relevant service agreements. As a result, amounts include annual bonus payments for fiscal 2010 paid in April/May 2010 and disclosed in the Summary Compensation Table: $3,244,500 to Mr. Burman; $696,023 to Mr. Boyd; $986,400 to Mr. Light; $556,182 to Mr. Anderson; and $580,600 to Mr. Montalto.
(3)	Pursuant to Mr. Burman’s service agreement, in lieu of contribution to his deferred compensation plan, tax gross up, Company car and fuel allowance, spousal travel, 401(k) Plan matching contribution, disability and medical insurance premium, and club subscriptions, he would receive a payment of 25% of his base salary.
(4)	Pursuant to Mr. Boyd’s service agreement, consists of: pension contributions: $434,407; medical and life insurance $5,449; and car allowance $40,170.

The provisions of the relevant service agreements are as follows:

Mr. Burman has a service contract which terminates on January 29, 2011. Earlier notice of termination may be given by the Company on one year’s notice in writing. In such an event payments, which will be in a lump sum will consist of in summary, the aggregate of:

(i)	100% of his base salary at the time of termination;

(ii)	25% of his base salary in respect of pension and other benefits;

(iii)	the amount of his short-term bonus (whether or not vested) in respect of the proportion of the fiscal year prior to the effective date of termination;

(iv)	a sum equal to a variable percentage (currently 68.21%) of the cash bonus to which he would have become entitled under the annual bonus plan during the notice period; and

(v)	a pro-rata proportion of the retention payment.

If the Company reduces or eliminates the Directors’ and Officers’ liability insurance, although the Board has no intention of doing so, such that Mr. Burman does not have coverage which meets at least £100 million aggregate coverage limit and £50 million Side A aggregate dedicated coverage limits, then Mr. Burman may be permitted upon 90 days’ written notice to terminate his employment. In the event of such termination the Company will pay Mr. Burman his base salary and short term bonus and retention payment pro-rated to the date of termination.

Mr. Boyd has a rolling service contract which terminates on his 60th birthday. However, notice has been given that it will terminate on June 25, 2010. The amount of termination payments due to Mr. Boyd in the case of early termination by the Company in the event of certain changes of control would equal, payable in a lump sum, in summary, the aggregate of:

(i)	his annual salary at the time of termination;

(ii)	the market value of the contractual benefits in kind (including any pension contribution) to which he would have become entitled during the 12 months following termination;

(iii)	all payments to which he would have become entitled under the annual bonus plan during the same 12 month period; and

(iv)	any accrued but unused vacation days.

Mr. Anderson has a rolling service contract which can be terminated on one year’s notice in writing by either party or terminates on his 65th birthday. In the case of early termination, the Company is obligated to pay in a lump sum, the aggregate of:

(i)	salary to be paid in lieu of notice, or where notice has been given, for any balance of the notice period; and

(ii)	any accrued but unused vacation days.

Mr. Light has a rolling service contract and the Company may terminate the contract at any time by notice in writing. In the case of termination, the Company is obligated to continue to pay:

(i)	salary for 12 months from the date of termination;

(ii)	any annual bonus and/or LTIP payment earned for a completed fiscal year prior to the effective date of termination;

(iii)	a pro-rata portion of the annual bonus for the fiscal year in which the date of termination occurs; and

(iv)	any accrued but unused vacation days.

Mr. Montalto has a rolling service contract and the Company may terminate the contract at any time by notice in writing. In the case of termination, the Company is obligated to continue to pay:

(i)	salary for 12 months from the date of termination;

(ii)	any annual bonus and/or LTIP payment earned for a completed fiscal year prior to the effective date of termination;

(iii)	a pro-rata portion of the annual bonus for the fiscal year in which the date of termination occurs; and

(iv)	any accrued but unused vacation days.

Entitlement to any share options or LTIP awards is governed by the rules of the relevant scheme, and these service contracts all contain confidentiality and non-competition clauses.

Supplemental Retirement Benefits

Benefits under the Signet Group Pension Scheme, the Frozen DCP, and the DCP are vested for all named executive officers.

Change of Control

Under the Share Option, Share Save and Long Term Incentive Plans, if there is a change in control of the Company, or a Court Scheme of Arrangement affecting the Company, a partial vesting pro rata to the length of time since grant may occur at that time, provided the Compensation Committee is satisfied that the performance conditions have been fulfilled in respect of the period from the date of grant of an award to the date of the change of control. However, there is an exception in the rules where the change of control or Court Scheme of Arrangement involves an internal reconstruction of the Company in which case Awards will continue unaffected. Any share option granted pursuant to the vesting of an Award may only be exercised within six months of the date of the change in control or Court Scheme of Arrangement. Alternatively, with the consent of an acquiring company, a share option granted pursuant to the vesting of an Award may be exchanged for an option over shares in the acquiring company.

Following any de-merger, capitalization issue, any offer or invitation made by way of rights or any subdivision, consolidation, reduction or other variation in the share capital of Signet, the middle market price used to calculate the Share part of a vested award and share options granted pursuant to the vesting of an Award will be adjusted in such manner as the Compensation Committee shall determine and which, except in the case of a capitalization, is in the opinion of the auditors fair and reasonable.

Under the terms of the Omnibus Incentive Plan, if a change of control occurs, unless otherwise prohibited by applicable law, or unless the Compensation Committee determines otherwise in an award agreement, the Committee may (but is not required to) make adjustments in the terms of outstanding awards, such as: (i) continuation or assumption by the surviving company or its parent; (ii) substitution by the surviving company or its parent of awards with substantially the same terms; (iii) accelerated exercisability, vesting and/or lapse of restrictions immediately prior to the occurrence of such event; (iv) upon written notice, provision for mandatory exercise of any outstanding awards, to the extent then exercisable, during a certain period (contingent on the consummation of the change of control) at the end of which the awards terminate; and (v) cancellation of all or any portion for fair value (as determined by the Committee). Whilst it is the Committee’s intention in the event of a change of control to make adjustments in the terms of outstanding awards in accordance with (i) and (ii) above as the Committee is unable to predict the exact circumstance of any change of control, it is considered prudent to reserve to itself the discretion of considering alternatives (iii), (iv) and (v) if the circumstances warrant it.

Non-Competition Covenants Affected by Change in Control

The duration of certain non-competition covenants could be amended following termination of employment in the event a change in control was to occur. In the table above, we have not assigned any value to a potential cutback.

Death or Disability

If any of the named executive officers had died or become disabled during fiscal 2010, share options then unvested would have vested early. The value of such early vesting is shown above. See the discussion of service contracts above contained in the “Compensation Discussion and Analysis” for additional information concerning death and disability benefits available to the named executive officers.

Early Termination

Although the circumstances of early termination will vary, only in very exceptional circumstances will explicit terms relating to compensation for early termination be included in contracts for named executive officers. Where no explicit compensation terms are included, departing named executive officers are expected to mitigate their loss by seeking alternative employment.

Section 162(m) of the Code

The Company’s right to claim a tax deduction with respect to compensation provided to covered employees may be subject to the limitations of Section 162(m) of the Revenue Code. However, qualified performance-based compensation is not subject to the limitations of Section 162(m) of the Revenue Code. “Covered employees” are those who as of the close of the taxable year, are the Company’s principal executive officer (as determined under the SEC’s disclosure rules) and any other employee who is subject to the SEC’s disclosure rules because the employee is one of the three highest compensated officers (other than the principal executive officer and the principal financial officer). We expect that Options and SARs granted under the Omnibus Incentive Plan will be qualified performance-based compensation if: the exercise price is no less than fair market value on the date of the grant; such plan is approved by the Shareholders of the Company (the Omnibus Incentive Plan was approved in 2009); and the members of the Compensation Committee are all “outside directors” as defined under Section 162(m) of the Revenue Code and the regulations promulgated thereunder.

Shares and cash awards under the Omnibus Incentive Plan may be designed by the Committee to be qualified performance-based compensation. However, current outstanding awards do not qualify as performance-based compensation.

It is the current intention of the Board that the Committee shall at all times be composed of persons qualifying as “outside directors” and that the Committee shall consider the effect of Section 162(m) in designing and making awards under the Omnibus Incentive Plan to covered employees. However, under the Omnibus Incentive Plan, the Committee has the discretion to make awards that will not be so qualified and may find it in the best interest of the Company to do so from time to time.

DIRECTOR COMPENSATION

The following table summarizes the total compensation awarded to, earned by, or paid to each of the Company’s Directors during fiscal 2010, other than Messrs. Burman and Boyd whose compensation is included in the Summary Compensation Table.

Name	Fees earned or paid in cash $	Stock Awards $	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total $
Sir Malcolm Williamson	250,000	100,000	—	—	350,000
Robert Blanchard	110,000	90,000	—	—	200,000
Dale Hilpert	90,000	90,000	—	—	180,000
Lesley Knox	66,000	—	—	—	66,000
Marianne Parrs	90,000	90,000	—	—	180,000
Thomas Plaskett	90,000	90,000	—	—	180,000
Russell Walls	125,000	90,000	—	—	215,000

In October 2008, Towers Watson, our advisors, undertook a review of the pay practices of US companies in relation to independent directors and chairmen with a comparison against the pay practices followed by the Company previously. As a result of that review, the Chairman of the Board receives an annual fee of $350,000, having been frozen at the same fee level as that for the previous year, but is now denominated in US dollars. This total is split so that $250,000 per annum is paid in cash quarterly, at the prevailing exchange rate, and $100,000 is paid in restricted shares to be delivered annually and based upon the closing share price on the day of the annual general meeting. In addition, a $250,000 minimum share ownership requirement, to be achieved within five years, is required. However once achieved, the requirement is considered to have been met notwithstanding any subsequent change in share price.

Also based on the review by Towers Watson the annual basic fees for independent Directors were increased to $180,000 in October 2008. However the total is split so that $90,000 per annum is paid in cash quarterly in arrears (at the prevailing exchange rate where appropriate) and $90,000 is paid in restricted shares to be delivered annually and based upon the closing share price on the day of the annual general meeting. No Committee meeting fees are payable, but additional annual amounts are paid to the chairmen of each of the Committees in the sums of $20,000 per annum for the Audit and Compensation Committees and $15,000 for the Nomination and Corporate Governance Committee. In addition, a $150,000 minimum share ownership requirement, to be achieved within five years, is also required of all independent Directors. However once achieved, the requirement is considered to have been met notwithstanding any subsequent change in share price.

The Company has entered into indemnification agreements with each of the Directors (and some of the executive officers) of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the Director was or is, or is threatened to be made, a party by reason of his or her service as a Director, Officer, employee or agent of the Company, provided that the Director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the Director in defending any proceeding. The Company expects to enter into similar agreements with new Directors elected in the future.

Form of Direction Annual General Meeting 2010 Form of Direction for use by holders within the Depositary Interest facility in relation to the Annual General Meeting to be held on June 17, 2010.

I/We, being (a) holder(s) of interests in securities of Signet Jewelers Limited via the Depositary Interest facility hereby direct Capita IRG Trustees (Nominees) Limited (see note 2.) to vote in proportion to my/our holding at the Annual General Meeting of Signet Jewelers Limited to be held at the Hilton Akron/Fairlawn on, 3180 W. Market Street, Akron, Ohio 44333, United States at 11.00 a.m. on June 17, 2010 and at any adjournment thereof (see note 5)

NOTICE OF AVAILABILITY— Notice of AGM/Proxy Statement and Annual Report 2010

Important—please read carefully

You can now access the 2010 Annual Report and Notice of Meeting/Proxy Statement and cast your vote electronically by visiting the Company’s website: http://www.signetjewelers.com/shareholders

You should read the 2010 Annual Report and Notice of Meeting/Proxy Statement before you make a decision in respect of the proposals contained herein. This notification is not a summary of the proposals and should not be regarded as a substitute for reading the 2010 Annual Report and Notice of Meeting/Proxy Statement.

Please note the deadline for receiving votes is 11.00am on June 14, 2010, which is 72 hours before the start of the meeting.

Event Code:	Investor Code:	Barcode:

	Vote for	Vote against	Abstain
1. Proposal to elect as Directors:
a) Mr. Robert Blanchard
b) Mr. Terry Burman

2.     Proposal to appoint KPMG Audit Plc as independent auditor of the Company to hold office from the conclusion of this Annual General Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

Notes for completion of Form of Direction

NOTES:

1.	To be effective, this Form of Direction and the power of attorney or other authority (if any) under which it is signed, or a notarially or otherwise certified copy of such power or authority, must be deposited at Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU not later than 72 hours before the time appointed for holding the Annual General Meeting.

2.	Neither Capita IRG Trustees (Nominees) Limited nor its appointed custodian will exercise voting rights in the absence of express instructions from the beneficial holders within the Depositary Interest facility.

3.	Any alterations made to this Form of Direction must be initialled or will not be valid.

4.	In the case of a company this Form of Direction should be given under its common seal or under the hand of an officer or attorney duly authorized in writing.

5.	Please indicate how you wish Capita IRG Trustees (Nominees) Limited to vote the securities underlying your holding by placing an “X” in the box provided or by voting electronically. If you wish to direct Capita IRG Trustees (Nominees) Limited to vote less than your full voting entitlement, please enter the number of securities that you would like Capita IRG Trustees (Nominees) Limited to exercise voting rights in respect of in the relevant box next to each resolution. On receipt of this form duly signed, you will be deemed to have authorized Capita IRG Trustees (Nominees) Limited to vote, or to abstain from voting, as per your instructions. If you wish to cast your vote electronically, please log-on to the website detailed in the box above, and click on UK Shareholder which will lead you to Capita Registrars’ share portal. From here, click on ‘Access your Account’ and follow the on-screen instructions. You will need your investor code which is provided above.

6.	In the case of joint holders, this Form of Direction may be signed by any one of such holders, but the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose seniority shall be determined by the order in which the names appear in the Nominee register.

7.	This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalized form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. Signet Jewelers Limited and Capita IRG Trustees (Nominees) Limited accept no liability for any instruction that does not comply with these conditions.

8.	If you would like to attend the Annual General Meeting, please contact Capita IRG Trustees (Nominees) Limited, Regulated Business Team, to request a Letter of Representation.

9.	Holders of interests in securities of Signet Jewelers Limited via the Depositary Interest facility may vote through CREST in accordance with the procedures set out in the CREST manual. You should refer to the instructions on pages 2 and 3 of the proxy statement.

10.	You may revoke your direction at any time before it is voted by sending written notice of revocation or by submission of a properly executed proxy bearing a later date to the Registrars.

Signature or common seal	Dated	2010

Form of Proxy for Non-US Shareholders

Annual General Meeting 2010

Form of Proxy for Non-US Shareholders for use at the Annual General Meeting to be held on June 17, 2010. Before completing this form, please read the explanatory notes on the reverse side.

I/We, being (a) holder(s) of Common Shares of US$ 0.18 each in Signet Jewelers Limited, hereby appoint the Chairman of the meeting or the following person (see note 1 on reverse side).

as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio 44333, United States at 11.00 a.m. on June 17, 2010 and at any adjournment thereof. I/We direct my/our proxy to vote on the resolutions set out in the notice convening the Annual General Meeting as follows and otherwise as he shall think fit.

☐ Please tick here if this proxy appointment is one of multiple appointments being made.

NOTICE OF AVAILABILITY—

Notice of AGM/Proxy Statement and Annual Report 2010

Important—please read carefully

You can now access the 2010 Annual Report and Notice of Meeting/Proxy Statement and cast your vote electronically by visiting the Company’s website: http://www.signetjewelers.com/shareholders

You should read the 2010 Annual Report and Notice of Meeting/Proxy Statement before you make a decision in respect of the proposals contained herein. This notification is not a summary of the proposals and should not be regarded as a substitute for reading the 2010 Annual Report and Notice of Meeting/Proxy Statement.

Please note the deadline for receiving proxies is 11.00am on June 15, 2010,

which is 48 hours before the start of the meeting.

Event Code:	Investor Code:	Barcode:

	Vote for	Vote against	Abstain
1. Proposal to elect as Directors:
a) Mr. Robert Blanchard
b) Mr. Terry Burman

2.     Proposal to appoint KPMG Audit Plc as independent auditor of the Company to hold office from the conclusion of this Annual General Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

Please mark ‘X’ to indicate how you wish to vote.

PLEASE DETACH AND RETAIN THE ATTENDANCE CARD BEFORE POSTING THE FORM OF PROXY

TO THE COMPANY’S REGISTRARS.

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Attendance Card	Signet Jewelers Limited

Annual General Meeting

TO BE HELD AT:

The Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio 44333, United States

at 11.00 a.m. on June 17, 2010

If you wish to attend this meeting in your capacity as a holder of Common Shares and/or proxy, please sign this card and, on arrival, hand it to the Company’s registrars. This will facilitate entry to the meeting.

Signature of person attending:
Investor Code:	Barcode:

Notes for completion of Form of Proxy for Non-US Shareholders

Notes

1.	A member may appoint a proxy or proxies (who need not be a member of the Company). To appoint as a proxy a person other than the Chairman of the meeting delete the words ‘the Chairman of the Meeting or’ and insert the full name of your proxy in the space provided. Please initial the amendment. You can also appoint more than one proxy provided each proxy is appointed to exercise the rights attached to a different share or shares held by you. The following options are available:

(a)	To appoint the Chairman as your sole proxy in respect of all your shares, simply fill in any voting instructions by placing an X in the appropriate box opposite each resolution and sign and date the Form of Proxy for Non-US Shareholders.
(b)	To appoint a person other than the Chairman as your sole proxy in respect of all your shares, delete the words ‘the Chairman of the meeting or’ and insert the name and address of your proxy in the spaces provided. Then fill in any voting instructions by placing an X in the appropriate box and sign and date the Form of Proxy for Non-US Shareholders.
(c)	To appoint a proxy in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name the number of shares in relation to which they are authorized to act as your proxy. If left blank your proxy will be deemed to be authorized in respect of your full voting entitlement.
(d)	To appoint more than one proxy, please sign and date the Form of Proxy for Non-US Shareholders and attach a schedule listing the names and addresses (in block letters) of all of your proxies, the number of shares in respect of which each proxy is appointed (which, in aggregate, should not exceed the number of shares held by you) and indicating how you wish each proxy to vote or abstain from voting. If you wish to appoint the Chairman as one of your multiple proxies, simply write ‘the Chairman of the Meeting’. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given.
2.	Unless otherwise indicated the proxy will vote “for” each of the resolutions.
3.	This Form of Proxy for Non-US Shareholders must be completed and deposited by post or by hand so as to arrive, not later than 48 hours before the time set for the meeting, to Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, during usual business hours accompanied by any power of attorney (or other authority certified notarially or in some other way approved by the Directors) under which it is executed (if applicable).
4.	Please execute and date the Form of Proxy for Non-US Shareholders. A company must execute the Form of Proxy for Non-US Shareholders under either its common seal or the hand of a duly authorized Officer or attorney. In the case of an individual this Form of Proxy for Non-US Shareholders must be signed by the appointer or his agent duly authorized in writing.
5.	The Form of Proxy for Non-US Shareholders is for use by Non-US Shareholders in respect of the Shareholder account specified above only and should not be amended or submitted in respect of a different account.
6.	In the case of joint holders, the signature of only one of the joint holders is required but if more than one votes, the vote of the senior (according to the order in which the names stand in the register in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the votes of the other joint holder(s).
7.	The vote ‘Abstain’ option is to enable you to abstain on any particular resolution. Such a vote is not a vote in law and will not be counted in the votes ‘For’ and ‘Against’ a resolution.
8.	To submit your vote electronically, you will need to go to the website on the reverse side and click on UK Shareholder which will lead you to Capita Registrars’ share portal. From here you can log-on to your share portal account or register for the share portal if you have not already done so. To Register for the share portal you will need your investor code set-out on this Form of Proxy for Non-US Shareholders. Once registered you will immediately be able to vote. Please note that the Company takes all reasonable precautions to ensure that no viruses are present in any electronic communication it sends out but the Company cannot accept responsibility for loss or damage arising from the opening or use of any email as attachment from the Company and recommends that Shareholders subject all messages to virus checking procedures prior to use. Any electronic communication received by the Company including lodgement of a form of proxy, that is found to contain any virus will not be accepted.
9.	The proxy must attend the meeting in person to represent you. The completion and return of this Form of Proxy for Non-US Shareholders will not preclude you from attending and voting in person at the Meeting should you subsequently decide to do so.
10.	Any alteration made in this Form of Proxy for Non-US Shareholders should be initialled by the person(s) signing it.
11.	You may revoke your direction at any time before it is voted by sending written notice of revocation or by submission of a properly executed proxy bearing a later date to the Registrars or by attending the Annual General Meeting and giving notice of revocation in person.

Signature or common seal	Dated	2010

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FORM OF PROXY FOR US SHAREHOLDERS ANNUAL MEETING OF SHAREHOLDERS OF

June 17, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.signetjewelers.com/shareholders” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Enter your voting instructions up until June 15, 2010 at 11:00 a.m. which is 48 hours before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual General Meeting Proxy Statement and the Annual Report to Shareholders for the year ended January 30, 2010 are available at http://www.signetjewelers.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033300000000000000 5

061710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Proposal to elect as Directors:

a) Mr. Robert Blanchard

b) Mr. Terry Burman

2. Proposal to appoint KPMG Audit Plc as independent auditor of the Company, to hold office from the conclusion of this Annual General Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.